Exhibit 10.6

FORM OF

U.S. GUARANTEE AND COLLATERAL AGREEMENT

made by

XPEDX INTERMEDIATE, LLC,

(which on the effective date shall be merged with and into Unisource Worldwide, Inc.,

with Unisource Worldwide, Inc. surviving such merger),

VERITIV CORPORATION,

the Subsidiary Borrowers

and

the U.S. Guarantors,

in favor of

Bank of America, N.A.,

as Administrative Agent and as ABL Collateral Agent

Dated as of July [—], 2014

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SECTION 8	NON-LENDER SECURED PARTIES	39
8.1	Rights to Collateral	39
8.2	Appointment of Agent	40
8.3	Waiver of Claims	40
8.4	Designation of Non-Lender Secured Parties	40

SECTION 9	MISCELLANEOUS	41
9.1	Amendments in Writing	41
9.2	Notices	41
9.3	No Waiver by Course of Conduct; Cumulative Remedies	41
9.4	Enforcement Expenses; Indemnification	42
9.5	Successors and Assigns	42
9.6	Set-Off	42
9.7	Counterparts	43
9.8	Severability	43
9.9	Section Headings	43
9.10	Integration	43
9.11	GOVERNING LAW	43
9.12	Submission to Jurisdiction; Waivers	43
9.13	Acknowledgments	44
9.14	WAIVER OF JURY TRIAL	44
9.15	Additional U.S. Granting Parties	45
9.16	Releases	45
9.17	Judgment	47
9.18	Transfer Tax Acknowledgment	47

SCHEDULES

1	Notice Addresses of U.S. Granting Parties
2	Pledged Securities
3	Perfection Matters
4A	Financing Statements
4B	Granting Party Information
5	Intellectual Property
6	Commercial Tort Claims
7	Letter-of-Credit Rights

ANNEXES

1	Acknowledgment and Consent of Issuers who are not U.S. Granting Parties
2	Assumption Agreement
3	Supplemental Agreement
4	Joinder and Release

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U.S. GUARANTEE AND COLLATERAL AGREEMENT

U.S. GUARANTEE AND COLLATERAL AGREEMENT, dated as of July [—], 2014, made by VERITIV CORPORATION, a Delaware corporation (as further defined in the ABL Credit Agreement, “Holding”), XPEDX INTERMEDIATE, LLC, a Delaware limited liability company, in its specific capacity as Parent Borrower (together with its successors and assigns, the “Parent Borrower”), XPEDX, LLC, a New York limited liability company (the “OpCo Borrower”), each Domestic Subsidiary Borrower of the Parent Borrower party hereto from time to time (as further defined in subsection 1.1, the “Subsidiary Borrowers”; the Parent Borrower, the OpCo Borrower and the Subsidiary Borrowers, the “U.S. Borrowers”) and certain other Domestic Subsidiaries of the Parent Borrower from time to time party hereto, in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “ABL Collateral Agent”) and administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions from time to time parties to the ABL Credit Agreement described below.

W I T N E S S E T H:

WHEREAS, pursuant to that certain ABL Credit Agreement, dated as of the date hereof (as amended, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “ABL Credit Agreement”), among the Parent Borrower, the OpCo Borrower, the Subsidiary Borrowers, the Administrative Agent, the ABL Collateral Agent and the other parties party thereto, the Lenders (as defined in subsection 1.1) have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the U.S. Borrowers are members of an affiliated group of companies that includes Holding, the Parent Borrower, the OpCo Borrower, the Subsidiary Borrowers, the Parent Borrower’s other Domestic Subsidiaries that are party hereto and any other Domestic Subsidiaries of the Parent Borrower (other than any Excluded Subsidiary (as defined in the ABL Credit Agreement)) that becomes a party hereto from time to time after the date hereof (Holding, the Parent Borrower, the OpCo Borrower and such Domestic Subsidiaries (other than any Excluded Subsidiary collectively, the “U.S. Granting Parties”));

WHEREAS, the proceeds of the extensions of credit under the ABL Credit Agreement will be used in part to enable the U.S. Borrowers to make valuable transfers to one or more of the other U.S. Granting Parties in connection with the operation of their respective businesses;

WHEREAS, the Parent Borrower and the other U.S. Granting Parties are engaged in related businesses, and each such U.S. Granting Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the ABL Credit Agreement;

WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the ABL Credit Agreement that the U.S. Granting Parties shall execute and deliver this Agreement to the ABL Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, the ABL Collateral Agent and one or more Additional Agents may in the future enter into one or more Intercreditor Agreements, including an intercreditor agreement substantially in the form attached to the ABL Credit Agreement as Exhibit E thereto (with such changes as the Administrative Agent may deem reasonably necessary or advisable due to a change in applicable law) or such other form as may be agreed between the Borrower Representative and the ABL Collateral Agent (and approved by the Required Lenders), and acknowledged by Holding, the U.S. Borrowers and the other U.S. Granting Parties (as amended, waived, supplemented or otherwise modified from time to time (subject to subsection 9.1), the “Base Intercreditor Agreement”), and one or more Other Intercreditor Agreements or Intercreditor Agreement Supplements.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the ABL Collateral Agent and the Lenders to enter into the ABL Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each U.S. Granting Party hereby agrees with the Administrative Agent and the ABL Collateral Agent, for the benefit of the Secured Parties (as defined herein), as follows:

SECTION 1 DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein shall have the meanings given to them in the ABL Credit Agreement, and the following terms that are defined in the Code (as defined below and in effect on the date hereof) are used herein as so defined: Cash Proceeds, Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Letter-of-Credit Rights, Money, Promissory Notes, Records, Securities, Securities Accounts and Supporting Obligations.

(b) The following terms shall have the following meanings:

“ABL Collateral Agent”: as defined in the preamble hereto.

“ABL Credit Agreement”: as defined in the recitals hereto.

“Accounts”: all accounts (as defined in the Code) of each U.S. Grantor, including, without limitation, all Accounts (as defined in the ABL Credit Agreement) and Accounts Receivable of such U.S. Grantor.

“Accounts Receivable”: any right to payment, whether or not earned by performance, for goods sold, leased, licensed, assigned or otherwise disposed, or for services rendered or to be rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.

“Additional Agent”: any administrative agent, collateral agent, security agent, trustee or other representative, in each case including any successor thereto, for or of any one or more secured parties in respect of any Incurrence of Indebtedness (including under subsection 8.1(a) of the ABL Credit Agreement) that is permitted by the ABL Credit Agreement to be secured by a Lien on the Security Collateral.

“Adjusted Net Worth”: of any U.S. Guarantor at any time, the greater of (x) $0 and (y) the amount by which the fair saleable value of such U.S. Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Loan Document).

“Administrative Agent”: as defined in the preamble hereto.

“Agreement”: this U.S. Guarantee and Collateral Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Applicable Law”: as defined in subsection 9.8.

“Bank Products Affiliate”: shall mean any Person who (i) has entered into a Bank Products Agreement with a U.S. Grantor with the obligations of such U.S. Grantor thereunder being secured by one or more Loan Documents, (ii) was an Agent, a Lender or an Affiliate of a Lender on the date hereof, or at the time of entry into such Bank Products Agreement, or on the date hereof, or at the time of the designation referred to in the following clause (iii) and (iii) has been designated by the Parent Borrower for and on behalf of the U.S. Borrowers in accordance with subsection 8.4.

“Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution agrees to provide (i) treasury services, (ii) credit card, merchant card, purchasing card or stored value card services (including, without limitation, processing and other administrative services with respect thereto), (iii) cash management services (including, without limitation, controlled disbursements, credit cards, credit card processing services, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (iv) other similar banking products or services as may be requested by any U.S. Grantor (other than letters of credit and other than loans except indebtedness arising from services described in clauses (i) through (iii) of this definition).

“Bankruptcy Case”: (i) Holding or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holding, or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holding or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Bankruptcy Code”: Title 11 of the United States Code.

“Base Intercreditor Agreement”: as defined in the recitals hereto.

“Borrower Obligations”: with respect to any Borrower, the collective reference to all obligations and liabilities of such Borrower in respect of the unpaid principal of and interest on (including, without limitation, interest and fees accruing after the maturity of the Loans and Reimbursement Obligations and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding) the Loans, the Reimbursement Obligations, and all other obligations and liabilities of such Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the ABL Credit Agreement, the Loans, the Letters of Credit, this Agreement, the other Loan Documents, any Hedging Agreement entered into with any Hedging Affiliate or any Bank Products Agreement entered into with any Bank Products Affiliate, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such Bank Products Agreement or termination of any transaction entered into pursuant to any such Interest Rate Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the

Administrative Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the ABL Credit Agreement or any other Loan Document). With respect to any U.S. Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of such U.S. Guarantor of, or the grant by such U.S. Guarantor of a security interest for, the obligation (the “Excluded Borrower Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Borrower Obligations guaranteed by such U.S. Guarantor shall not include any such Excluded Borrower Obligation.

“Borrowers”: U.S. Borrowers and Canadian Borrowers.

“Cash Flow Agent”: any administrative agent, collateral agent, security agent, trustee or other representative, in each case including any successor thereto, for or of any one or more secured parties in respect of any Incurrence of Indebtedness (including under subsection 8.1(z) of the ABL Credit Agreement) that is permitted by the ABL Credit Agreement to be secured by a Lien on the Security Collateral, which Lien ranks senior to the Lien of the ABL Collateral Agent with respect to Non-ABL Priority Collateral.

“CFTC”: the Commodity Futures Trading Commission or any successor to the Commodity Futures Trading Commission.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”: as defined in subsection 3.1; provided that, for purposes of Section 8, “Collateral” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Collateral Account Bank”: any bank or an Affiliate thereof which at all times is the ABL Collateral Agent or a Lender or an Affiliate thereof, as selected by the relevant U.S. Grantor and consented to in writing by the ABL Collateral Agent (such consent not to be unreasonably withheld or delayed).

“Collateral Proceeds Account”: a non-interest bearing cash collateral account established and maintained by the relevant U.S. Grantor at an office of the Collateral Account Bank in the name, and in the sole dominion and control of, the ABL Collateral Agent for the benefit of the Secured Parties.

“Collateral Representative”: (i) if no Intercreditor Agreement is then in effect, the ABL Collateral Agent and (ii) if any Intercreditor Agreement is then in effect, the Person acting thereunder as representative for the ABL Collateral Agent and the Secured Parties for the applicable purpose contemplated by this Agreement.

“Commercial Tort Action”: any action, other than an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the U.S. Grantors, that is commenced by a U.S. Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any U.S. Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $20,000,000.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as in effect from time to time, or any successor statute.

“Contracts”: with respect to any U.S. Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof, to which such U.S. Grantor is a party or under which such U.S. Grantor or any property of such U.S. Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, and all rights of such U.S. Grantor thereunder, including, without limitation, (i) all rights of such U.S. Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such U.S. Grantor to damages arising thereunder and (iii) all rights of such U.S. Grantor to perform and to exercise all remedies thereunder.

“Copyright Licenses”: with respect to any U.S. Grantor, all United States written license agreements of such U.S. Grantor providing for the grant by or to such U.S. Grantor of any right under any United States copyright of such U.S. Grantor, other than agreements with any Person that is an Affiliate or a Subsidiary of the Parent Borrower or such U.S. Grantor, including, without limitation, any license agreements listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”: with respect to any U.S. Grantor, all of such U.S. Grantor’s right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, all United States copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

“Deposit Account”: any “deposit account” as such term is defined in the Code (as in effect on the date hereof), now or hereafter maintained by any U.S. Grantor, and, in any event, shall include, but shall not be limited to all DDAs, all Concentration Accounts and the U.S. Core Concentration Accounts.

“Excluded Assets”: as defined in subsection 3.3.

“first priority”: with respect to any Lien purported to be created by this Agreement, that such Lien is the most senior Lien to which such Collateral is subject.

“Foreign Intellectual Property”: any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, service marks, trademark and service mark applications, trade names, trade dress, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or any state thereof.

“Guarantor Obligations”: with respect to any U.S. Guarantor, the collective reference to (i) the Obligations guaranteed by such U.S. Guarantor pursuant to Section 2 and (ii) all obligations and liabilities of such U.S. Guarantor that may arise under or in connection with this Agreement or any other Loan Document to which such U.S. Guarantor is a party, any Hedging Agreement entered into with any Hedging Affiliate or any Bank Products Agreement entered into with any Bank Products Affiliate, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Administrative Agent or to any other Secured Party that are required to be paid by such U.S. Guarantor pursuant to the terms of this Agreement or any other Loan Document and interest and fees accruing after (or that would accrue but for) the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such U.S. Guarantor, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding). With respect to any U.S. Guarantor, if and to the extent, under the Commodity Exchange Act or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof), all or a portion of the guarantee of such U.S. Guarantor of, or the grant by such U.S. Guarantor of a security interest for, the obligation (together with the Excluded Borrower Obligation, the “Excluded Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal, the Guarantor Obligations of such U.S. Guarantor shall not include any such Excluded Obligation.

“Hedging Affiliate”: any Person who (i) has entered into a Hedging Agreement with any U.S. Grantor with the obligations of such U.S. Grantor thereunder being secured by one or more Loan Documents, (ii) was an Agent, a Lender or an Affiliate of a Lender on the date hereof, or at the time of entry into such Hedging Agreement, or at the time of the designation referred to in the following clause (iii), and (iii) has been designated by the Parent Borrower for and on behalf of the U.S. Borrowers in accordance with subsection 8.4.

“Hedging Agreement”: any Interest Rate Agreement, Commodities Agreement, Currency Agreement or any other credit or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity, credit or equity values or creditworthiness (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Holding”: as defined in the preamble hereto.

“Instruments”: as defined in Article 9 of the Code but excluding Pledged Securities.

“Intellectual Property”: with respect to any U.S. Grantor, the collective reference to such U.S. Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses.

“Intercompany Note”: with respect to any U.S. Grantor, any promissory note in a principal amount in excess of $5,000,000 evidencing loans made by such U.S. Grantor to Holding, the Parent Borrower or any of its Subsidiaries.

“Inventory”: with respect to any U.S. Grantor, all inventory (as defined in the Code) of such U.S. Grantor, including, without limitation, all Inventory (as defined in the ABL Credit Agreement) of such U.S. Grantor.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Code as in effect on the date hereof (other than (a) Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary in excess of 65% of any series of such Capital Stock and (b) any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Issuers”: the collective reference to issuers of Pledged Stock, including (as of the Closing Date) the Persons identified on Schedule 2 as the issuers of Pledged Stock together with any successors to such companies.

“Lender Secured Parties”: the collective reference to (i) the Administrative Agent, the ABL Collateral Agent and each Other Representative, (ii) the Lenders (including the Canadian Facility Lenders, the Issuing Lenders and the Swing Line Lender), and (iii) each of their respective successors and assigns and their permitted transferees and endorsees.

“Non-Lender Secured Parties”: the collective reference to all Bank Products Affiliates and Hedging Affiliates and their respective successors, assigns, transferees and replacements thereof, in each case in their capacity as such.

“Obligations”: (i) in the case of each Borrower, its Borrower Obligations and (ii) in the case of each U.S. Guarantor, its Guarantor Obligations.

“Parent Borrower”: as defined in the preamble hereto.

“Patent Licenses”: with respect to any U.S. Grantor, all United States written license agreements of such U.S. Grantor providing for the grant by or to such U.S. Grantor of any right under any United States patent, patent application, or patentable invention other than agreements with any Person that is an Affiliate or a Subsidiary of the Parent Borrower or such U.S. Grantor, including, without limitation, the license agreements listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”: with respect to any U.S. Grantor, all of such U.S. Grantor’s right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such U.S. Grantor accruing thereunder or pertaining thereto.

“Pledged Collateral”: as to any U.S. Pledgor other than Holding, the Pledged Securities, and as to Holding, the Pledged Stock, in all cases now owned or at any time hereafter acquired by such U.S. Pledgor, and any Proceeds thereof.

“Pledged Notes”: with respect to any U.S. Pledgor other than Holding, all Intercompany Notes at any time issued to, or held or owned by, such U.S. Pledgor.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: with respect to any U.S. Pledgor other than Holding, the shares of Capital Stock listed on Schedule 2 as held by such U.S. Pledgor, together with any other shares of Capital Stock of any Subsidiary of such U.S. Pledgor required to be pledged by such U.S. Pledgor pursuant to subsection 7.9 of the ABL Credit Agreement, as well as any other shares, stock, unit or other similar certificates, options or rights of any nature whatsoever in respect of any Capital Stock of any Issuer that may be issued or granted to, or held by, such U.S. Pledgor while this Agreement is in effect, and, with respect to Holding, the shares of Capital Stock of the Parent Borrower, as well as any other shares, stock, unit or other similar certificates, options or rights of any nature whatsoever in respect of the Capital Stock of the Parent Borrower that may be issued or granted to, or held by, Holding while this Agreement is in effect, in each case, for the avoidance of doubt, unless and until such time as the respective pledge of such Capital Stock under this Agreement is released in accordance with the terms hereof and of the ABL Credit Agreement; provided that in no event shall there be pledged, nor shall any U.S. Pledgor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary, (ii) any Capital Stock of a Subsidiary of any Foreign Subsidiary, (iii) de minimis shares of a Foreign Subsidiary held by any U.S. Pledgor as a nominee or in a similar capacity, (iv) any Capital Stock of any Captive Insurance Subsidiary, (v) Capital Stock of any Subsidiary that is not a Loan Party, or of any joint venture, in each case that is prohibited (for so long as such restriction or any replacement or renewal thereof is in effect) by any applicable Contractual Obligation or Requirement of Law from being pledged to secure the Obligations or that would require governmental (including regulatory) consent, approval, license or authorization to be pledged unless such consent, approval, license or authorization has been received and (vi) without duplication, any Excluded Assets.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Code (as in effect on the date hereof) and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Restrictive Agreements”: as defined in subsection 3.3(a).

“Secured Parties”: the collective reference to the Lender Secured Parties and the Non-Lender Secured Parties.

“Security Collateral”: with respect to any U.S. Granting Party, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such U.S. Granting Party.

“Specified Assets”: as defined in subsection 4.2.2(b).

“Subsidiary Borrowers”: any Subsidiary (other than the Canadian Borrower) that becomes a U.S. Borrower pursuant to a Joinder Agreement together with their respective successors and assigns.

“Trade Secret Licenses”: with respect to any U.S. Grantor, all United States written license agreements of such U.S. Grantor providing for the grant by or to such U.S. Grantor of any right under any United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person that is an Affiliate or a Subsidiary of the Parent Borrower or such U.S. Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trade Secrets”: with respect to any U.S. Grantor, all of such U.S. Grantor’s right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark Licenses”: with respect to any U.S. Grantor, all United States written license agreements of such U.S. Grantor providing for the grant by or to such U.S. Grantor of any right under any United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, other than agreements with any Person that is an Affiliate or a Subsidiary of the Parent Borrower or such U.S. Grantor, including, without limitation, the license agreements listed on Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”: with respect to any U.S. Grantor, all of such U.S. Grantor’s right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed and accepted), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto in the United States and all other rights of any kind whatsoever of such U.S. Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

“ULC”: an Issuer that is an unlimited company, unlimited liability corporation or unlimited liability company.

“ULC Laws”: the Companies Act (Nova Scotia), the Business Corporations Act (British Columbia), Business Corporations Act (Alberta) and all laws of Nova Scotia, British Columbia, Alberta or any other province or territory of Canada related to ULCs.

“ULC Shares”: shares or other equity interests in the Capital Stock of a ULC.

“U.S. Borrowers”: as defined in the preamble hereto.

“U.S. Granting Parties”: as defined in the recitals hereto.

“U.S. Grantor”: Holding, the U.S. Borrowers and each of the Parent Borrower’s other Domestic Subsidiaries that are party hereto and any other Domestic Subsidiary of the Parent Borrower that becomes a party hereto from time to time after the date hereof.

“U.S. Guarantors”: the collective reference to each U.S. Granting Party, provided, that when referring to the U.S. Borrowers as U.S. Guarantors, such reference shall be a reference solely to a guaranty of the Obligations of the Canadian Borrowers.

“U.S. Pledgor”: Holding (solely with respect to the Pledged Stock held by Holding in the Parent Borrower), each U.S. Borrower (with respect to Pledged Securities held by the applicable U.S. Borrower and all other Pledged Collateral of such U.S. Borrower) and each other U.S. Grantor (with respect to Pledged Securities held by such U.S. Grantor and all other Pledged Collateral of such U.S. Grantor).

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral or any part thereof, when used in relation to a U.S. Granting Party shall refer to such U.S. Granting Party’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

(d) All references in this Agreement to any of the property described in the definition of the term “Collateral,” “Pledged Collateral” or “Security Collateral,” or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral, Pledged Collateral or Security Collateral, respectively.

SECTION 2 GUARANTEE

2.1 Guarantee.

(a) Each of the U.S. Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by each Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such Borrower owed to the Secured Parties.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each U.S. Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such U.S. Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors; provided that, to the maximum extent permitted under applicable law, it is the intent of the parties hereto that the rights of contribution of each U.S. Guarantor provided in subsection 2.2 be included as an asset of the respective U.S. Guarantor in determining the maximum liability of such U.S. Guarantor hereunder.

(c) Each U.S. Guarantor agrees that the Borrower Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such U.S. Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until the earliest to occur of (i) the first date on which all the Loans, any Reimbursement Obligations, all other Borrower Obligations then due and owing, and the obligations of each U.S. Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized, backstopped or otherwise provided for pursuant to arrangements reasonably acceptable to the relevant Issuing Lender) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the ABL Credit Agreement any of the Borrowers may be free from any Borrower Obligations, (ii) as to any U.S. Guarantor, the sale or other disposition of all of the Capital Stock of such U.S. Guarantor (to a Person other than the U.S. Borrowers or a U.S. Guarantor), or any other transaction or occurrence as a result of which such U.S. Guarantor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case that is permitted under the ABL Credit Agreement and (iii) as to any U.S. Guarantor, such U.S. Guarantor becoming an Excluded Subsidiary.

(e) No payment made by any Borrower, any of the U.S. Guarantors, any other U.S. Guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from any of the Borrowers, any of the U.S. Guarantors, any other U.S. Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any U.S. Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such U.S. Guarantor in respect of the Borrower Obligations or any payment received or collected from such U.S. Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of each Borrower guaranteed by it hereunder up to the maximum liability of such U.S. Guarantor hereunder until the earliest to occur of (i) the first date on which all the Loans, any Reimbursement Obligations and all other Borrower Obligations then due and owing, are paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized, backstopped or otherwise provided for pursuant to arrangements reasonably acceptable to the relevant Issuing Lender) and the Commitments are terminated, (ii) as to any U.S. Guarantor, a sale or other disposition of all of the Capital Stock of such U.S. Guarantor (other than to a U.S. Borrower or a U.S. Guarantor), or any other transaction or occurrence as a result of which such U.S. Guarantor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case, that is permitted under the ABL Credit Agreement and (iii) as to any U.S. Guarantor, such U.S. Guarantor becoming an Excluded Subsidiary.

2.2 Right of Contribution. Each U.S. Guarantor hereby agrees that to the extent that a U.S. Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worths of the U.S. Guarantors on the date the respective payment is made) of any payment made hereunder, such U.S. Guarantor shall be entitled to seek and receive contribution from and against any other U.S. Guarantor hereunder that has not paid its proportionate share of such payment. Each U.S. Guarantor’s right of contribution shall be subject to the terms and conditions of subsection 2.3. The provisions of this subsection 2.2 shall in no respect limit the obligations and liabilities of any U.S. Guarantor to the Administrative Agent and the other Secured Parties, and each U.S. Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such U.S. Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any U.S. Guarantor hereunder or any set-off or application of funds of any U.S. Guarantor by the ABL Collateral Agent or any other Secured Party, no U.S. Guarantor shall be entitled to be subrogated to any of the rights of the ABL Collateral Agent or any other Secured Party against any Borrower or any other U.S. Guarantor or any collateral security or guarantee or right of offset held by the ABL Collateral Agent or any other Secured

Party for the payment of the Borrower Obligations, nor shall any U.S. Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other U.S. Guarantor in respect of payments made by such U.S. Guarantor hereunder, until all amounts owing to the ABL Collateral Agent and the other Secured Parties by any Borrower on account of the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized, backstopped or otherwise provided for pursuant to arrangements reasonably acceptable to the relevant Issuing Lender) and the Commitments are terminated. If any amount shall be paid to any U.S. Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash or any Letter of Credit shall remain outstanding (except for Letters of Credit that have been cash collateralized, backstopped or otherwise provided for pursuant to arrangements reasonably acceptable to the relevant Issuing Lender) or any of the Commitments shall remain in effect, such amount shall be held by such U.S. Guarantor in trust for the ABL Collateral Agent and the other Secured Parties, segregated from other funds of such U.S. Guarantor, and shall, forthwith upon receipt by such U.S. Guarantor, be turned over to the ABL Collateral Agent in the exact form received by such U.S. Guarantor (duly indorsed by such U.S. Guarantor to the ABL Collateral Agent, if required), to be held as collateral security for all of the Borrower Obligations (whether matured or unmatured) guaranteed by such U.S. Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations, whether matured or unmatured, in such order as the ABL Collateral Agent may determine.

2.4 Amendments, etc. with Respect to the Obligations. To the maximum extent permitted by law, each U.S. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any U.S. Guarantor and without notice to or further assent by any U.S. Guarantor, any demand for payment of any of the Borrower Obligations made by the ABL Collateral Agent, the Administrative Agent or any other Secured Party may be rescinded by the ABL Collateral Agent, the Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the ABL Collateral Agent, the Administrative Agent or any other Secured Party, and the ABL Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the ABL Collateral Agent or the Administrative Agent (or the Required Lenders or the applicable Lender(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the ABL Collateral Agent, the Administrative Agent or any other Secured Party for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. None of the ABL Collateral Agent, the Administrative Agent and each other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

2.5 Guarantee Absolute and Unconditional. Each U.S. Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the ABL Collateral Agent, the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any of the Borrowers and any of the U.S. Guarantors, on the one hand, and the ABL Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each U.S. Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Borrowers or any of the other U.S. Guarantors with respect to any of the Borrower Obligations. Each U.S. Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each U.S. Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any claim alleging breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the ABL Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the ABL Collateral Agent, the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Borrowers against the ABL Collateral Agent, the Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, non-perfection, taking, or release of Security Collateral, (e) any change in the structure or existence of any of the Borrowers, (f) any application of Security Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the ABL Collateral Agent, the Administrative Agent or any other Secured Party with respect thereto, including, without limitation, (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of any of the Borrowers or such U.S. Guarantor) or any existence of or reliance on any representation by the Secured Parties that constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for the Borrower Obligations, or of such U.S. Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any U.S. Guarantor, the ABL Collateral Agent, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the Borrowers, any other U.S. Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such U.S. Guarantor hereunder or any right of offset with respect thereto, and any failure by the ABL Collateral Agent, the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any of the Borrowers, any other U.S. Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other U.S. Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any U.S. Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the ABL Collateral Agent, the Administrative Agent or any other Secured Party against any U.S. Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee of any U.S. Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations guaranteed by such U.S. Guarantor hereunder is rescinded or must otherwise be restored or returned by the ABL Collateral Agent, the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any U.S. Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any U.S. Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each U.S. Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the ABL Credit Agreement or other agreement relating to the respective Obligations, such other currency), at the Administrative Agent’s office specified in subsection 11.2 of the ABL Credit Agreement or such other address as may be designated in writing by the Administrative Agent to such U.S. Guarantor from time to time in accordance with subsection 11.2 of the ABL Credit Agreement.

SECTION 3 GRANT OF SECURITY INTEREST

3.1 Grant. Each U.S. Grantor (other than Holding) hereby grants, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets granted by such U.S. Grantor in the ordinary course of business, to the ABL Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such U.S. Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such U.S. Grantor, except as provided in subsection 3.3. The term “Collateral,” as to any U.S. Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such U.S. Grantor or in which such U.S. Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:

(a) all Accounts;

(b) all Money (including all cash);

(c) all Cash Equivalents;

(d) all Chattel Paper;

(e) all Contracts;

(f) all Deposit Accounts;

(g) all Documents;

(h) all Equipment and Goods;

(i) all General Intangibles;

(j) all Instruments;

(k) all Intellectual Property;

(l) all Inventory;

(m) all Investment Property;

(n) all Letter-of-Credit Rights;

(o) all Fixtures;

(p) all Supporting Obligations;

(q) all Commercial Tort Claims constituting Commercial Tort Actions described in Schedule 6 (together with any Commercial Tort Actions subject to a further writing provided in accordance with subsection 5.2.12);

(r) all books and records relating to the foregoing;

(s) the Collateral Proceeds Account; and

(t) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, Collateral shall not include any Pledged Collateral, or any property or assets described in the proviso to the definition of Pledged Stock.

3.2 Pledged Collateral. Each U.S. Granting Party that is a U.S. Pledgor hereby grants to the ABL Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such U.S. Pledgor now owned or at any time hereafter acquired by such U.S. Pledgor, including any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such U.S. Pledgor, except as provided in subsection 3.3.

3.3 Certain Limited Exceptions. No security interest is or will be granted pursuant to this Agreement or any other Security Document in any right, title or interest of any U.S. Grantor under or in, and “Collateral” and “Pledged Collateral” shall not include the following (collectively, the “Excluded Assets”):

(a) any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Holding, a Subsidiary of Holding, the Parent Borrower, a Restricted Subsidiary or an Affiliate thereof (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code and any other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

(b) any Equipment or other property that would otherwise be included in the Security Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Security Collateral) if such Equipment or other property (x) is subject to a Lien described in subsection 8.2(e) (with respect to Purchase Money Obligations or Capitalized Lease Obligations) or 8.2(n) (with respect to such Liens described in such subsection 8.2(d)) of the ABL Credit Agreement to the extent that the agreements governing such Purchase Money Obligations or Capitalized Lease Obligations prohibit the granting of a security interest to the ABL Collateral Agent hereunder (but in each case only for so long as such Liens are in place) or (y) is subject to any Lien in respect of Hedging Obligations permitted by subsection 8.2(d) that do not constitute Secured Bank Product Obligations of the ABL Credit Agreement to the extent that the agreements governing such Hedging Obligations prohibit the granting of a security interest to the ABL Collateral Agent hereunder (but in each case only for so long as such Liens are in place), and, in the case of such other property, such other property consists solely of (i) cash, Cash Equivalents or Temporary Cash Investments, together with proceeds, dividends and distributions in respect thereof, (ii) any assets relating to such assets, proceeds, dividends or distributions, or to such Hedging Obligations, and/or (iii) any other assets consisting of, relating to or arising under or in connection with (1) any Hedging Obligations or (2) any other agreements, instruments or documents related to any such Hedging Obligations or to any of the assets referred to in any of subclauses (i) through (iii) of this subclause (y);

(c) any property that (A) would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with a Sale and Leaseback Transaction or (B) is subject to any Liens permitted under subsection 8.2 of the ABL Credit Agreement which relates to property subject to any such Sale and Leaseback Transaction or general intangibles related thereto (but only for so long as such Liens are in place), provided that, notwithstanding the foregoing, a security interest of the Collateral Agent shall attach to any money, securities or other consideration received by any U.S. Grantor as consideration for the sale or other disposition of such property as and to the extent such consideration would otherwise constitute Security Collateral;

(d) each U.S. Pledgor acknowledges that certain of the Pledged Collateral of such U.S. Pledgor may now or in the future consist of ULC Shares, and that it is the intention of the ABL Collateral Agent and each U.S. Pledgor that neither the ABL Collateral Agent nor any other Secured Party should under any circumstances prior to realization be held to be a “member” or “shareholder,” as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the ABL Credit Agreement or any other Loan Document, where a U.S. Pledgor is the registered and beneficial owner of ULC Shares which are Pledged Collateral of such U.S. Pledgor, such U.S. Pledgor will remain the sole registered and beneficial owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the ABL Collateral Agent, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, each U.S. Pledgor shall be entitled to receive and retain for its own account any dividend or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of share certificates representing Pledged Collateral, which shall be delivered to the Collateral Representative to hold as Pledged Collateral hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such U.S. Pledgor would if such ULC Shares were not pledged to the ABL Collateral Agent pursuant hereto. Nothing in this Agreement, the ABL Credit Agreement or any other Loan Document is intended to, and nothing in this Agreement, the ABL Credit Agreement or any other Loan Document shall, constitute the ABL Collateral Agent, any other Secured Party, or any other Person other than the applicable U.S. Pledgor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such U.S. Pledgor and further steps are taken pursuant hereto or thereto so as to register the ABL Collateral Agent, any other Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the ABL Collateral Agent or any other Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Pledged Collateral of any U.S. Pledgor, without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral of any U.S. Pledgor which is not ULC Shares. Except upon the exercise of rights of the ABL Collateral Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, each U.S. Pledgor shall not cause or permit, or enable an Issuer that is a ULC to cause or permit, the ABL Collateral Agent or any other Secured Party to: (a) be registered as a shareholder or member of such Issuer; (b) have any notation entered in their favor in the share register of such Issuer; (c) be held out as shareholders or members of such Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Issuer by reason of the ABL Collateral Agent holding the security interests over the ULC Shares; or (e) act as a shareholder of such Issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Issuer or to vote its ULC Shares;

(e) Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) which is described in the proviso to the definition of Pledged Stock;

(f) any interest in leased real property (including Fixtures related thereto) (and there shall be no requirement to deliver landlord lien waivers, estoppels or collateral access letters);

(g) any fee interest in owned real property (including Fixtures related thereto) if the fair market value of such fee interest is less than the Dollar Equivalent of $25,000,000 individually;

(h) any Vehicles and any assets subject to a certificate of title;

(i) Letter-of-Credit Rights individually with a value of less than $7,500,000 (other than Letter-of-Credit Rights (i) to the extent such Letter-of-Credit Rights are Supporting Obligations in respect of Collateral and (ii) in which a security interest is automatically perfected by filings under the Code; provided that, notwithstanding any other provision of this Agreement or any other Loan Document, neither the Parent Borrower nor any U.S. Grantor will be required to confer perfection by control over any such Letter-of-Credit Rights) and Commercial Tort Claims individually with a value of less than $20,000,000;

(j) assets to the extent the granting or perfecting of a security interest in such assets would result in costs or other consequences to Holding or any of its Subsidiaries as reasonably determined in writing by the Parent Borrower, the Administrative Agent and, to the extent such assets would otherwise constitute ABL Priority Collateral, the ABL Collateral Agent, that are excessive in view of the benefits that would be obtained by the Secured Parties;

(k) those assets over which the granting of security interests in such assets would be prohibited by contract permitted under the ABL Credit Agreement, applicable law or regulation or the organizational or joint venture documents of any non-wholly owned Subsidiary (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the Code (or any successor provision or provisions) as in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity), or to the extent that such security interests would result in material adverse tax consequences to the Parent Borrower or any one or more of its Subsidiaries as reasonably determined in writing by the Parent Borrower and consented to in writing by the ABL Collateral Agent (it being understood that the Lenders shall not require the Parent Borrower or any of its subsidiaries to enter into any security agreements or pledge agreements governed by foreign law);

(l) Foreign Intellectual Property;

(m) any aircraft, airframes, aircraft engines, helicopters, vessels or rolling stock or any Equipment or other assets constituting a part thereof;

(n) any Capital Stock and other securities of a Subsidiary of the Parent Borrower to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities for the benefit of the holders of securities results in Holding, the Parent Borrower or any of its Restricted Subsidiaries being required to file separate financial statements of such Subsidiary with the SEC (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement; and

(o) any assets or property of Holding, other than the Pledged Stock of the Parent Borrower.

3.4 Intercreditor Relations. The ABL Collateral Agent acknowledges and agrees that the relative priority of the Liens granted to the ABL Collateral Agent, the Administrative Agent, any Cash Flow Agent and any Additional Agent shall be determined solely pursuant to the applicable Intercreditor Agreements, and not by priority as a matter of law or otherwise. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the ABL Collateral Agent pursuant to this Agreement, the obligations of the U.S. Grantors (including with respect to delivery of any Security Collateral) and the exercise of any right or remedy by the ABL Collateral Agent hereunder are subject to the provisions of the applicable Intercreditor Agreements. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control as among (i) the ABL Collateral Agent, any Cash Flow Agent and any Additional Agent, in the case of the Base Intercreditor Agreement, and (ii) the ABL Collateral Agent and any other secured creditor (or agent therefor) party thereto, in the case of any Other Intercreditor Agreement. In the event of any such conflict, each U.S. Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.

SECTION 4 REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Each U.S. Guarantor. To induce the ABL Collateral Agent and the Lenders to enter into the ABL Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each U.S. Guarantor hereby represents and warrants to the ABL Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the ABL Credit Agreement as they relate to such U.S. Guarantor or to the Loan Documents to which such U.S. Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the

ABL Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Parent Borrower’s knowledge shall, for the purposes of this subsection 4.1, be deemed to be a reference to such U.S. Guarantor’s knowledge.

4.2 Representations and Warranties of Each U.S. Grantor. To induce the ABL Collateral Agent and the Lenders to enter into the ABL Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each U.S. Grantor hereby represents and warrants to the ABL Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:

4.2.1 Title; No Other Liens. Except for the security interests granted to the ABL Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such U.S. Grantor’s Security Collateral by the ABL Credit Agreement (including, without limitation, subsection 8.2 thereof), such U.S. Grantor owns each item of such U.S. Grantor’s Collateral free and clear of any and all Liens. As of the Closing Date, except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of such U.S. Grantor’s Security Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except such as have been filed in favor of the ABL Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as are permitted by the ABL Credit Agreement (including, without limitation, subsection 8.2 thereof) or any other Loan Document or for which termination statements will be delivered on the Closing Date.

4.2.2 Perfected First Priority Liens.

(a) This Agreement is effective to create, as collateral security for the Obligations of such U.S. Grantor, valid and enforceable Liens on such U.S. Grantor’s Security Collateral in favor of the ABL Collateral Agent for the benefit of the Secured Parties, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b) Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights in favor of the United States government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents, upon the earlier of such Filing or the delivery to and continuing possession by the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and upon obtaining and maintenance of “control” (as described in the Code) by the ABL Collateral Agent, the Administrative Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with any applicable Intercreditor Agreement of the Collateral Proceeds Account, all Letter-of-Credit Rights and all Electronic Chattel Paper a security interest in which is perfected by “control,” and in the case of Commercial Tort Actions (other than such Commercial Tort Actions listed on Schedule 6 on the date of this Agreement), upon the taking of the actions required by subsection 5.2.12, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such U.S. Grantor’s Security Collateral in favor of the ABL Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons, in each case other than Liens permitted to have priority pursuant to subsection 8.2 of the ABL Credit Agreement (and subject to any applicable Intercreditor Agreement), and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the ABL Collateral Agent, Administrative Agent, the applicable Collateral Representative or any Additional Agent, (in accordance with any applicable Intercreditor Agreement) or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. As used in this subsection 4.2.2(b), the following terms shall have the following meanings:

“Filings”: the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a short form or notice thereof with respect to Intellectual Property as set forth in Schedule 3, and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

“Financing Statements”: the financing statements attached hereto on Schedule 4A for filing in the jurisdictions listed in Schedule 4B.

“Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person that is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Specified Assets”: the following property and assets of such U.S. Grantor:

(1)	Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction or by the filing and acceptance of this Agreement or a short form or notice in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Parent Borrower and its Subsidiaries taken as a whole;

(2)	Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that (a) Liens thereon cannot be perfected by filing and acceptance of this Agreement or a short form or notice thereof in the United States Copyright Office or (b) the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;

(3)	Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia;

(4)	goods included in Collateral received by any Person from any U.S. Grantor for “sale or return” within the meaning of Section 2-326(1)(b) of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, to the extent of claims of creditors of such Person;

(5)	Fixtures, Vehicles, any other assets subject to certificates of title and Money; and Cash Equivalents (other than Cash Equivalents constituting Investment Property to the extent a security interest therein is perfected by the filing of a financing statement under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction);

(6)	Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which do not constitute identifiable Cash Proceeds or which have not yet been transferred to or deposited in the Collateral Proceeds Account (if any) or the Concentration Account of a U.S. Grantor subject to the ABL Collateral Agent’s control;

(7)	Contracts, Accounts or receivables subject to the Assignment of Claims Act;

(8)	uncertificated securities (to the extent a security interest is not perfected by the filing of a financing statement under the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction);

(9)	any Goods (other than Inventory) in which a security interest is not perfected by filing a financing statement in the applicable U.S. Grantor’s “location” (within the meaning of Section 9-307 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction); and

(10)	any assets specifically requiring perfection through control agreements (including cash, cash equivalents, deposit accounts or other bank or securities accounts), other than (i) any assets in which a security interest is automatically perfected by filings under the Code, (ii) Pledged Stock and (iii) DDAs, Concentration Accounts and the U.S. Core Concentration Account (in each case only to the extent required pursuant to subsection 4.16 of the ABL Credit Agreement).

4.2.3 [Reserved]

4.2.4 Farm Products. None of such U.S. Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.

4.2.5 Accounts Receivable. The amounts represented by such U.S. Grantor (other than Holding) to the Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such U.S. Grantor’s (other than Holding) Accounts Receivable constituting ABL Priority Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such U.S. Grantor (other than Holding) in accordance with GAAP. Unless otherwise indicated in writing to the Administrative Agent, each Account Receivable of such U.S. Grantor (other than Holding) arises out of a bona fide sale and delivery of goods or rendition of services by such U.S. Grantor (other than Holding). Such U.S. Grantor (other than Holding) has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business, as otherwise permitted by the Loan Documents or as such U.S. Grantor (other than Holding) may otherwise advise the Administrative Agent in writing.

4.2.6 Patents, Copyrights and Trademarks. Schedule 5 lists all material Trademarks, material Copyrights and material Patents, in each case, registered in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and owned by such U.S. Grantor (other than Holding) in its own name as of the date hereof, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for registered Patents but excluding licenses to commercially available “off-the-shelf” software) owned by such U.S. Grantor (other than Holding) in its own name as of the date hereof, in each case, other than Foreign Intellectual Property.

4.2.7 Letter-of-Credit Rights. Schedule 7 lists all Letter-of-Credit Rights not constituting Excluded Assets owned by any U.S. Grantor (other than Holding) on the date hereof.

4.3 Representations and Warranties of Each U.S. Pledgor . To induce the ABL Collateral Agent, the Administrative Agent and the Lenders to enter into the ABL Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each U.S. Pledgor hereby represents and warrants to the ABL Collateral Agent and each other Secured Party that:

4.3.1 Except as provided in subsection 3.3, the shares of Pledged Stock pledged by such U.S. Pledgor hereunder constitute (i) in the case of shares of a Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such U.S. Pledgor and (ii) in the case of any Pledged Stock constituting Capital Stock of any Foreign Subsidiary, as of the Closing Date such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary owned by such U.S. Pledgor.

4.3.2 [Reserved].

4.3.3 Such U.S. Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens securing Indebtedness owing to any other Person, except the security interest created by this Agreement and Liens permitted by subsection 8.2 of the ABL Credit Agreement.

4.3.4 Except with respect to security interests in Pledged Securities (if any) constituting Specified Assets, upon delivery to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, of the certificates evidencing the Pledged Securities held by such U.S. Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created by this Agreement in such Pledged Securities constituting certificated securities, assuming the continuing possession of such Pledged Securities by the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the applicable Collateral

Representative or any Additional Agent) security interest in such Pledged Securities to the extent provided in and governed by the Code enforceable in accordance with its terms against all creditors of such U.S. Pledgor and any Persons purporting to purchase such Pledged Securities from such U.S. Pledgor, to the extent provided in and governed by the Code, in each case subject to Liens permitted by subsection 8.2 of the ABL Credit Agreement (and by any applicable Intercreditor Agreement) to attach to such Pledged Securities, and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3.5 Except with respect to security interests in Pledged Securities (if any) constituting Specified Assets, upon the earlier of (x) the filing of the Financing Statements or of financing statements delivered pursuant to subsection 7.9 of the ABL Credit Agreement in the relevant jurisdiction and (y) the obtaining and maintenance of “control” (as described in the Code) by the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent (or their respective agents appointed for purposes of perfection), as applicable, in accordance with any applicable Intercreditor Agreement, of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the applicable Collateral Representative or any Additional Agent) security interest in such Pledged Securities constituting uncertificated securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such U.S. Pledgor and any persons purporting to purchase such Pledged Securities from such U.S. Pledgor, to the extent provided in and governed by the Code, in each case subject to Liens permitted by subsection 8.2 of the ABL Credit Agreement (and any applicable Intercreditor Agreement) to attach to such Pledged Securities, and except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.4 Representations and Warranties of Each U.S. Granting Party.

4.4.1 As of the Closing Date, Schedule 4B sets forth the full and exact legal name (as it appears in each respective certificate or articles of incorporation, limited liability company certificate of formation or similar organizational documents, in each case as amended to date), the type of organization, the jurisdiction of organization (or formation, as applicable), the organizational identification number, the federal tax identification number (or equivalent) and the chief executive office address and the preferred mailing address (if different than chief executive office) of each U.S. Granting Party.

SECTION 5 COVENANTS

5.1 Covenants of Each U.S. Guarantor. Each U.S. Guarantor covenants and agrees with the ABL Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans, any Reimbursement Obligations, and all other Obligations then due and owing, shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized, backstopped or otherwise provided for pursuant to arrangements reasonably acceptable to the relevant Issuing Lender) and the

Commitments shall have terminated, (ii) as to any U.S. Guarantor, a sale or other disposition of all the Capital Stock of such U.S. Guarantor (other than to the U.S. Borrowers or a U.S. Guarantor), or any other transaction or occurrence as a result of which such U.S. Guarantor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case that is permitted under the ABL Credit Agreement or (iii) as to any U.S. Guarantor, such U.S. Guarantor becoming an Excluded Subsidiary, such U.S. Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such U.S. Guarantor or any of its Restricted Subsidiaries.

5.2 Covenants of Each U.S. Grantor. Each U.S. Grantor (other than Holding) covenants and agrees with the ABL Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Loans, any Reimbursement Obligations, and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized, backstopped or otherwise provided for pursuant to arrangements reasonably acceptable to the relevant Issuing Lender) and the Commitments shall have terminated, (ii) as to any U.S. Grantor, a sale or other disposition of all the Capital Stock of such U.S. Grantor (other than to the U.S. Borrowers or a U.S. Guarantor), or any other transaction or occurrence as a result of which such U.S. Grantor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case that is permitted under the ABL Credit Agreement or (iii) as to any U.S. Grantor, such U.S. Grantor becoming an Excluded Subsidiary:

5.2.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such U.S. Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such U.S. Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such U.S. Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the ABL Collateral Agent, for the benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, such Instrument or Chattel Paper shall be promptly delivered to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, duly indorsed in a manner reasonably satisfactory to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held as Collateral pursuant to this Agreement. Such U.S. Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the ABL Credit Agreement or as contemplated by any applicable Intercreditor Agreements.

5.2.2 [Reserved].

5.2.3 Payment of Obligations. Such U.S. Grantor will pay and discharge or otherwise satisfy before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such U.S. Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such U.S. Grantor’s Collateral, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such U.S. Grantor and except to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.2.4 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such U.S. Grantor shall maintain the security interest created by this Agreement in such U.S. Grantor’s Collateral as a perfected security interest as and to the extent described in subsection 4.2.2 and to defend the security interest created by this Agreement in such U.S. Grantor’s Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof).

(b) Such U.S. Grantor will furnish to the ABL Collateral Agent from time to time statements and schedules further identifying and describing such U.S. Grantor’s Collateral and such other reports in connection with such U.S. Grantor’s Collateral as the ABL Collateral Agent may reasonably request in writing, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the ABL Collateral Agent, and at the sole expense of such U.S. Grantor, such U.S. Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the ABL Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such U.S. Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) as in effect from time to time in any United States jurisdiction with respect to the security interests created hereby; provided that, notwithstanding any other provision of this Agreement or any other Loan Document, neither the Parent Borrower nor any U.S. Grantor will be required to (i) take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (ii) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except (A) as required by subsection 4.16 of the ABL Credit Agreement and (B) in the case of Security Collateral that constitutes Capital Stock or Pledged Notes in certificated form, delivering such Capital Stock or Pledged Notes to the ABL Collateral Agent (or another Person as required under any applicable Intercreditor Agreement), (iii) take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) (except, in each case (A) as required by subsection 4.16 of the ABL Credit Agreement and (B) to the extent consisting of proceeds perfected by the filing of a financing statement under the Code or, in the case of Pledged Stock, by being held by the ABL Collateral Agent or an Additional Agent as agent for the ABL Collateral Agent), (iv) deliver landlord lien waivers, estoppels or collateral access letters or (v) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.

(d) The ABL Collateral Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining a delivery of documents or other deliverables with respect to, particular assets of any U.S. Grantor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.

5.2.5 Changes in Name, Jurisdiction of Organization, etc. Such U.S. Grantor will give prompt written notice to the ABL Collateral Agent of any change in its name, legal form or jurisdiction of organization (whether by merger or otherwise) (and in any event, within 30 days of such change); provided that, promptly after receiving a written request therefor from the ABL Collateral Agent, such U.S. Grantor shall deliver to the ABL Collateral Agent all additional financing statements and other documents reasonably necessary or desirable to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the ABL Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein and upon receipt of such additional financing statements the ABL Collateral Agent shall either promptly file such additional financing statements or approve the filing of such additional financing statements by such U.S. Grantor. Upon any such approval such U.S. Grantor shall proceed with the filing of the additional financing statements and deliver copies (or other evidence of filing) of the additional filed financing statements to the ABL Collateral Agent.

5.2.6 Notices. Such U.S. Grantor will advise the ABL Collateral Agent promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or permitted by the ABL Credit Agreement (including Liens permitted by subsection 8.2 of the ABL Credit Agreement)) on any of such U.S. Grantor’s Collateral which would materially adversely affect the ability of the ABL Collateral Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.

5.2.7 Pledged Stock. In the case of each U.S. Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock other than ULC Shares issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the ABL Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock other than ULC Shares issued by it.

5.2.8 Accounts Receivable.

(a) With respect to Accounts Receivable, such U.S. Grantor will not, other than in the ordinary course of business or as permitted by the Loan Documents, (i) grant any extension of the time of payment of any of such U.S. Grantor’s Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any such Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable, (v) amend, supplement or modify any such Account Receivable unless such extensions, compromises, settlements, releases, credits, discounts, amendments, supplements or modifications would not reasonably be expected to materially adversely affect the value of the Accounts Receivable taken as a whole or (vi) evidence any Accounts Receivable by an Instrument as Chattel Paper.

(b) Such U.S. Grantor will deliver to the ABL Collateral Agent a copy of each material demand, notice or document received by it from any obligor under the Accounts Receivable that disputes the validity or enforceability of more than 7.5% of the aggregate amount of the then outstanding Accounts Receivable.

5.2.9 Maintenance of Records. Such U.S. Grantor will keep and maintain at its own cost and expense reasonably satisfactory records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.

5.2.10 Acquisition of Intellectual Property. Concurrently with the delivery of the annual Compliance Certificate pursuant to subsection 7.2(a) of the ABL Credit Agreement, the Borrower Representative will notify the ABL Collateral Agent of any acquisition by the U.S. Grantor of (i) any registration of any material United States Copyright, Patent or Trademark or (ii) any exclusive rights under a material United States Copyright License, Patent License or Trademark License constituting Collateral, and each applicable U.S. Grantor shall take such actions as may be reasonably requested by the ABL Collateral Agent (but only to the extent such actions are within such U.S. Grantor’s control) to perfect the security interest granted to the ABL Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any United States Copyright, Patent or Trademark constituting Collateral, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such U.S. Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, the United States Copyright Office.

5.2.11 [Reserved].

5.2.12 Commercial Tort Actions. All Commercial Tort Actions of each U.S. Grantor in existence on the date of this Agreement, known to such U.S. Grantor on the date hereof, are described in Schedule 6. If any U.S. Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Action, such U.S. Grantor shall promptly notify the ABL Collateral Agent thereof in a writing signed by such U.S. Grantor and describing the details thereof and shall grant to the ABL Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon and subject to the terms of this Agreement.

5.2.13 Deposit Accounts; etc. Such U.S. Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no breach of subsection 4.16 of the ABL Credit Agreement is caused by the failure to take such action or to refrain from taking such action by such U.S. Grantor or any of its Subsidiaries.

5.2.14 Protection of Trademarks. Such U.S. Grantor shall, with respect to any Trademarks that are material to the business of such U.S. Grantor, use commercially reasonable efforts not to cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademarks at a level at least substantially consistent with the quality of such products and services as of the date hereof, and shall use commercially reasonable efforts to take all steps reasonably necessary to ensure that licensees of such Trademarks use such consistent standards of quality, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

5.2.15 Protection of Intellectual Property. Subject to and except as permitted by the ABL Credit Agreement, such U.S. Grantor shall use commercially reasonable efforts not to do any act or omit to do any act whereby any of the Intellectual Property that is material to the business of such U.S. Grantor may lapse, expire, or become abandoned, or unenforceable, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

5.2.16 Assignment of Letter-of-Credit Rights. In the case of any Letter-of-Credit Rights of any U.S. Grantor not constituting Excluded Assets acquired following the Closing Date and constituting Security Collateral, such U.S. Grantor shall use its commercially reasonable efforts to promptly obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the Code.

5.3 Covenants of Each U.S. Pledgor. Each U.S. Pledgor covenants and agrees with the ABL Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the Loans, any Reimbursement Obligations, and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Lender) and the Commitments shall have terminated, (ii) as to any U.S. Pledgor, a sale or other disposition of all the Capital Stock of such U.S. Pledgor (other than to a U.S. Borrower or a U.S. Guarantor), or any other transaction or occurrence as a result of which such U.S. Pledgor ceases to be a Restricted Subsidiary of the Parent Borrower, in each that is permitted under the ABL Credit Agreement or (iii) as to any U.S. Pledgor, such U.S. Pledgor becoming an Excluded Subsidiary:

5.3.1 Additional Shares. If such U.S. Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such U.S. Pledgor shall accept the same as the agent of the ABL Collateral Agent and the other Secured Parties, hold the same in trust for the ABL Collateral Agent and the other Secured Parties and deliver the same forthwith to the ABL Collateral Agent (who will hold the same on behalf of the Secured Parties), the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, in the exact form received, duly indorsed by such U.S. Pledgor to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, if required, together with an undated stock power covering such certificate duly executed in blank by such U.S. Grantor, to be held by the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3 and provided that in no event shall there be pledged, nor shall any U.S. Pledgor be required to pledge, more than 65% of any series of outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for United States tax purposes) of any Foreign Subsidiary pursuant to this Agreement). Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Parent Borrower not prohibited by the ABL Credit Agreement) shall be paid over to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held by the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof as additional collateral security for the

Obligations, and, except in the case of ULC Shares, in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the ABL Collateral Agent, be delivered to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, to be held by the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, in each case except as otherwise provided by the applicable Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such U.S. Pledgor, such U.S. Pledgor shall, until such money or property is paid or delivered to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, hold such money or property in trust for the Secured Parties, segregated from other funds of such U.S. Pledgor, as additional collateral security for the Obligations.

5.3.2 [Reserved].

5.3.3 Pledged Notes. Such U.S. Pledgor shall, within 60 days (or such longer period as may be agreed by the ABL Collateral Agent in its sole discretion) following the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to subsection 9.15), deliver to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, all Pledged Notes then held by such U.S. Pledgor, endorsed in blank or, at the request of the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement. Furthermore, within ten Business Days (or such longer period as may be agreed by the ABL Collateral Agent in its sole discretion) after any U.S. Pledgor obtains a Pledged Note, such U.S. Pledgor shall cause such Pledged Note to be delivered to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed in blank or, at the request of the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement, endorsed to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with any applicable Intercreditor Agreement.

5.3.4 Maintenance of Security Interest.

(a) Such U.S. Pledgor shall maintain the security interest created by this Agreement in such U.S. Pledgor’s Pledged Collateral as a security interest having at least the perfection and priority described in subsection 4.3.4 or subsection 4.3.5, as applicable and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the ABL Collateral Agent and at the sole expense of such U.S. Pledgor, such U.S. Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the ABL Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such U.S. Pledgor; provided, that notwithstanding any other provision of this Agreement or any other Loan Documents, neither the Parent Borrower nor any other U.S. Pledgor will be required to (i) take any action in any jurisdiction other than the United States of America, or required by the laws of any such non-U.S. jurisdiction, or enter into any security agreement or pledge agreement governed by the laws of any such non-U.S. jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (ii) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except (A) as required by subsection 4.16 of the ABL Credit Agreement and (B) in the case of Security Collateral that constitutes Capital Stock or Pledged Notes in certificated form, delivering such Capital Stock or Pledged Notes to the ABL Collateral Agent (or another Person as required under any applicable Intercreditor Agreement), (iii) take any action in order to perfect any security interests in any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts or securities accounts) constituting Excluded Assets (except, in each case, to the extent consisting of proceeds perfected by the filing of a financing statement under the Code or, in the case of Pledged Stock, by being held by the ABL Collateral Agent or an Additional Agent as agent for the ABL Collateral Agent), (iv) deliver landlord lien waivers, estoppels or collateral access letters or (v) file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.

(b) The ABL Collateral Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining or delivery of documents or other deliverables with respect to, particular assets of any U.S. Pledgor where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or any other Security Documents.

SECTION 6 REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Accounts.

(a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the ABL Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant U.S. Grantor shall furnish all such assistance and information as the ABL Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the ABL Collateral Agent’s reasonable request and at the expense of the relevant U.S. Grantor, such U.S. Grantor shall cause independent public accountants or others reasonably satisfactory to the ABL Collateral Agent to furnish to the ABL Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

(b) The ABL Collateral Agent hereby authorizes each U.S. Grantor to collect such U.S. Grantor’s Accounts Receivable and the ABL Collateral Agent may curtail or terminate said authority at any time, without limiting the ABL Collateral Agent’s rights under subsection 4.16 of the ABL Credit Agreement, after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement. If required by the ABL Collateral Agent at any time, without limiting the ABL Collateral Agent’s rights under subsection 4.16 of the ABL Credit Agreement, after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement, any Proceeds constituting payments or other cash proceeds of Accounts Receivable constituting Collateral, when collected by such U.S. Grantor (other than Holding), (i) shall be forthwith (and, in any event, within two Business Days of receipt by such U.S. Grantor) deposited in, or otherwise transferred by such U.S. Grantor to, the Collateral Proceeds Account, subject to withdrawal by the ABL Collateral Agent for the account of the Secured Parties only as provided in subsection 6.5, and (ii) until so turned over, shall be held by such U.S. Grantor in trust for the ABL Collateral Agent and the other Secured Parties, segregated from other funds of such U.S. Grantor. All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the Collateral Account Bank (or by any U.S. Grantor in trust for the benefit of the ABL Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in subsection 9(a) of the ABL Credit Agreement has occurred and is continuing, at the ABL Collateral Agent’s election, each of the ABL Collateral Agent and the Administrative Agent may apply all or any part of the funds on deposit in the Collateral Proceeds Account established by the relevant U.S. Grantor to the payment of the Obligations of such U.S. Grantor then due and owing, such application to be made as set forth in subsection 6.5. So long as no Event of Default has occurred and is continuing, the funds on deposit in the Collateral Proceeds Account shall be remitted as provided in subsection 6.1(d).

(c) At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement, at the ABL Collateral Agent’s request, each U.S. Grantor (other than Holding) shall deliver to the ABL Collateral Agent copies or, if required by the ABL Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such U.S. Grantor evidencing, and relating to, the agreements and transactions which gave rise to such U.S. Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such U.S. Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts related thereto.

(d) So long as no Event of Default has occurred and is continuing, the ABL Collateral Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each U.S. Grantor’s (other than Holding) Collateral Proceeds Account to any account designated by such U.S. Grantor, maintained in compliance with the provisions of subsection 4.16 of the ABL Credit Agreement. In the event that an Event of Default has occurred and is continuing, the ABL Collateral Agent, at its option, may require that each Collateral Proceeds Account and the Concentration Account of each U.S. Grantor (other than Holding) be established at the ABL Collateral Agent or another institution reasonably acceptable to the ABL Collateral Agent. Subject to subsection 4.16 of the ABL Credit Agreement, each U.S. Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own Concentration Account, and to maintain such balances in its Concentration Account, as it shall deem to be necessary or desirable.

6.2 Communications with Obligors; U.S. Grantors Remain Liable.

(a) The ABL Collateral Agent, in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement communicate with obligors under the Accounts Receivable and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the ABL Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.

(b) Upon the request of the ABL Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement, each U.S. Grantor (other than Holding) shall notify obligors on such U.S. Grantor’s Accounts Receivable and parties to such U.S. Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the ABL Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the ABL Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each U.S. Grantor shall remain liable under each of such U.S. Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the ABL Collateral Agent, the Administrative Agent or any other Secured Party shall have any obligation or liability under any Accounts Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the ABL Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the ABL Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any U.S. Grantor under or pursuant to any Accounts Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock.

(a) Unless an Event of Default shall have occurred and be continuing and the ABL Collateral Agent shall have given notice to the relevant U.S. Pledgor of the ABL Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b), each U.S. Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of subsection 5.3.1) and all payments made in respect of the Pledged Notes, to the extent permitted in the ABL Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken which is prohibited by, or would result in any violation of, any provision of the ABL Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the ABL Collateral Agent shall give written notice of its intent to exercise such rights to the relevant U.S. Pledgor or U.S. Pledgors, (i) the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, shall have the right, except in the case of ULC Shares, to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant U.S. Pledgor as provided in the ABL Credit Agreement consistent with subsection 6.5, and (ii) except in the case of ULC Shares, any or all of the Pledged Stock shall be registered in the name of the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, or the respective nominee of any thereof, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, and the ABL Collateral Agent, the Collateral Representative or any Additional Agent, or acting through its respective nominee, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, may thereafter exercise (x) except in the case of ULC Shares, all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) except in the case of ULC Shares, any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock other than ULC Shares upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant

U.S. Pledgor or the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, of any right, privilege or option pertaining to such Pledged Stock other than ULC Shares, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock other than ULC Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, shall have no duty to any U.S. Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.

(c) Each U.S. Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such U.S. Pledgor hereunder other than ULC Shares to, subject to any applicable Intercreditor Agreement, (i) comply with any instruction received by it from the ABL Collateral Agent in writing with respect to Capital Stock in such Issuer that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such U.S. Pledgor, and each U.S. Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the ABL Collateral Agent.

6.4 Proceeds to Be Turned Over to the ABL Collateral Agent. In addition to the rights of the ABL Collateral Agent specified in subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the ABL Collateral Agent shall have instructed any U.S. Grantor to do so, all Proceeds of Security Collateral received by such U.S. Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such U.S. Grantor in trust for the ABL Collateral Agent and the other Secured Parties hereto, any Additional Agent and the other applicable Additional Secured Parties (as defined in the applicable Intercreditor Agreement) or the applicable Collateral Representative, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, segregated from other funds of such U.S. Grantor, and shall, forthwith upon receipt by such U.S. Grantor, be turned over to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, (or their respective agents appointed for purposes of perfection) in the exact form received by such U.S. Grantor (duly indorsed by such U.S. Grantor to the ABL Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable, in accordance with the terms of any applicable Intercreditor Agreement, if required). All Proceeds of Security Collateral received by the ABL Collateral Agent hereunder shall be held by the ABL Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds of Security Collateral while held by the ABL Collateral Agent in such Collateral Proceeds Account (or by the relevant U.S. Grantor in trust for the ABL Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such U.S. Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5 and any applicable Intercreditor Agreement.

6.5 Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant U.S. Granting Party’s Security Collateral received by the ABL Collateral Agent (whether from the relevant U.S. Granting Party or otherwise) shall be held by the

ABL Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant U.S. Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the ABL Collateral Agent, subject to any applicable Intercreditor Agreement, be applied by the ABL Collateral Agent against the Obligations of the relevant U.S. Granting Party then due and owing in the order of priority set forth in the ABL Credit Agreement.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, subject to the terms of any applicable Intercreditor Agreement, the ABL Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code and under any other applicable law and in equity. Subject to subsection 3.3(d), without limiting the generality of the foregoing, to the extent permitted by applicable law, subject to the terms of any applicable Intercreditor Agreement, the ABL Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any U.S. Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the ABL Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law, subject to the terms of any applicable Intercreditor Agreement, the ABL Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such U.S. Granting Party, which right or equity is hereby waived and released. Each U.S. Granting Party further agrees, at the ABL Collateral Agent’s request (subject to the terms of any applicable Intercreditor Agreement), to assemble the Security Collateral and make it available to the ABL Collateral Agent at places which the ABL Collateral Agent shall reasonably select, whether at such U.S. Granting Party’s premises or elsewhere. The ABL Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the ABL Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant U.S. Granting Party then due and owing, in the order of priority specified in subsection 6.5, and only after such application and after the payment by the ABL Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the ABL Collateral Agent account for the surplus, if any, to such U.S. Granting Party. To the extent permitted by applicable law, (i) such U.S. Granting Party waives all claims, damages and demands it may acquire against the ABL Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the ABL Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights.

(a) Subject to any applicable Intercreditor Agreement, if the ABL Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.6, and if in the reasonable opinion of the ABL Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant U.S. Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its reasonable best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the ABL Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the ABL Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Such U.S. Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the ABL Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Such U.S. Pledgor recognizes that the ABL Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such U.S. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The ABL Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Such U.S. Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such U.S. Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the ABL Collateral Agent and the Lenders, that the ABL Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such U.S. Pledgor, and to the extent permitted by applicable law, such U.S. Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (except for a defense that no Event of Default has occurred or is continuing under the ABL Credit Agreement).

6.8 Waiver; Deficiency. Each U.S. Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Loans, Reimbursement Obligations constituting Obligations of such U.S. Granting Party and, to the extent then due and owing, all other Obligations of such U.S. Granting Party and the reasonable fees and disbursements of any attorneys employed by the ABL Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 7 THE ABL COLLATERAL AGENT

7.1 ABL Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each U.S. Granting Party hereby irrevocably constitutes and appoints the ABL Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such U.S. Granting Party and in the name of such U.S. Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the ABL Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default, and in accordance with and subject to each applicable Intercreditor Agreement. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law and subject to each applicable Intercreditor Agreement), (x) each U.S. Pledgor hereby gives the ABL Collateral Agent the power and right, on behalf of such U.S. Pledgor, without notice or assent by such U.S. Pledgor, to execute, in connection with any sale provided for in subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such U.S. Pledgor’s Pledged Collateral and (y) each U.S. Grantor hereby gives the ABL Collateral Agent the power and right, on behalf of such U.S. Grantor, without notice to or assent by such U.S. Grantor, to do any or all of the following:

(i) in the name of such U.S. Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Accounts Receivable of such U.S. Grantor that constitutes Collateral or with respect to any other Collateral of such U.S. Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the ABL Collateral Agent for the purpose of collecting any and all such moneys due under any Accounts Receivable of such U.S. Grantor that constitutes Collateral or with respect to any other Collateral of such U.S. Grantor whenever payable;

(ii) in the case of any Copyright, Patent or Trademark constituting Collateral of such U.S. Grantor, execute and deliver any and all agreements, instruments, documents and papers as the ABL Collateral Agent may reasonably request to such U.S. Grantor to evidence the ABL Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such U.S. Grantor relating thereto or represented thereby, and such U.S. Grantor hereby consents to the non-exclusive royalty free use by the ABL Collateral Agent of any Copyright, Patent or Trademark owned by such U.S. Grantor included in the Collateral for the purposes of disposing of any Collateral;

(iii) pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Security Collateral of such U.S. Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(iv) (A) direct any party liable for any payment under any of the Security Collateral of such U.S. Grantor to make payment of any and all moneys due or to become due thereunder directly to the ABL Collateral Agent or as the ABL Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Security Collateral of such U.S. Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Security Collateral of such U.S. Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Security Collateral of such U.S. Grantor or any portion thereof and to enforce any other right in respect of any Security Collateral of such U.S. Grantor; (E) defend any suit, action or proceeding brought against such U.S. Grantor with respect to any Security Collateral of such U.S. Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the ABL Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Security Collateral of such U.S. Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the ABL Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Security Collateral of such U.S. Grantor as fully and completely as though the ABL Collateral Agent were the absolute owner thereof for all purposes, and do, at the ABL Collateral Agent’s option and such U.S. Grantor’s expense, at any time, or from time to time, all acts and things which the ABL Collateral Agent deems necessary to protect, preserve or realize upon the Security Collateral of such U.S. Grantor and the ABL Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such U.S. Grantor might do.

(b) The reasonable expenses of the ABL Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans that are U.S. Facility Revolving Credit Loans or Canadian Facility Revolving Credit Loans made to a U.S. Borrower under the ABL Credit Agreement, from the date of payment by the ABL Collateral Agent to the date reimbursed by the relevant U.S. Granting Party, shall be payable by such U.S. Granting Party to the ABL Collateral Agent on demand.

(c) Each U.S. Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant U.S. Granting Party until the earliest to occur of (i) the first date on which all the Loans and all other Borrower Obligations then due and owing, are paid in full in cash, no Letters of Credit remain outstanding (except for Letters of Credit that have been cash collateralized, backstopped or otherwise provided for pursuant to arrangements reasonably acceptable to the relevant Issuing Lender), (ii) as to any U.S. Grantor, a sale or other disposition of all of the Capital Stock of such U.S. Grantor (other than to a U.S. Borrower or a U.S. Guarantor), or any other transaction or occurrence as a result of which such U.S. Grantor ceases to be a Restricted Subsidiary of the Parent Borrower, in each case, that is permitted under the ABL Credit Agreement and (iii) as to any U.S. Grantor, such U.S. Grantor becoming an Excluded Subsidiary.

7.2 Duty of ABL Collateral Agent. The ABL Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the ABL Collateral Agent deals with similar property for its own account. None of the ABL Collateral Agent or any other Secured

Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any U.S. Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the ABL Collateral Agent and the other Secured Parties hereunder are solely to protect the ABL Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the ABL Collateral Agent or any other Secured Party to exercise any such powers. The ABL Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to any U.S. Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

7.3 Financing Statements. Pursuant to any applicable law, each U.S. Granting Party authorizes the ABL Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such U.S. Granting Party’s Security Collateral without the signature of such U.S. Granting Party in such form and in such filing offices as the ABL Collateral Agent reasonably determines appropriate to perfect the security interests of the ABL Collateral Agent under this Agreement. Each U.S. Granting Party authorizes the ABL Collateral Agent to use any collateral description reasonably determined by the ABL Collateral Agent, including, without limitation, the collateral description “all personal property now existing or hereafter acquired” or “all assets now existing or hereafter acquired” or words of similar meaning in any such financing statements, provided that any collateral description in any financing statement or other filing or recording document or instrument with respect to Holding and/or Holding’s Pledged Collateral shall be limited to an accurate and precise description of Holding’s Pledged Collateral. The ABL Collateral Agent agrees to use its commercially reasonable efforts to notify the relevant U.S. Granting Party of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

7.4 Authority of ABL Collateral Agent. Each U.S. Granting Party acknowledges that the rights and responsibilities of the ABL Collateral Agent under this Agreement with respect to any action taken by the ABL Collateral Agent or the exercise or non-exercise by the ABL Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the ABL Collateral Agent and the Secured Parties, be governed by the ABL Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the ABL Collateral Agent and the U.S. Granting Parties, the ABL Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no U.S. Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5 Right of Inspection. Upon reasonable written advance notice to any U.S. Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the ABL Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such U.S. Grantor (other than Holding), and the ABL Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such U.S. Grantor agrees to render to the ABL Collateral Agent at such U.S. Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The ABL Collateral Agent and its representatives shall also have the right, upon reasonable advance written notice to such U.S. Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such U.S. Grantor where any of such U.S. Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein to the extent not inconsistent with the provisions of the ABL Credit Agreement and the other Loan Documents (and subject to each applicable Intercreditor Agreement).

SECTION 8 NON-LENDER SECURED PARTIES

8.1 Rights to Collateral.

(a) The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the ABL Credit Agreement), or to direct the ABL Collateral Agent to do the same, including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notify account debtors or make collections with respect to all or any portion of the Collateral or (C) release any U.S. Granting Party under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holding or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders or Agents seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the ABL Collateral Agent and the Lenders, with the consent of the ABL Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction. The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holding or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(c) Notwithstanding any provision of this subsection 8.1, the Non-Lender Secured Parties shall be entitled subject to each applicable Intercreditor Agreement to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties. Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement, agrees to be bound by and to comply with each applicable Intercreditor Agreement and authorizes the ABL Collateral Agent to enter into each Intercreditor Agreement on its behalf.

(d) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement, agrees that the ABL Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Borrower Obligations and/or the Guarantor Obligations, and may release any U.S. Granting Party from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

8.2 Appointment of Agent. Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the ABL Collateral Agent, as agent under the ABL Credit Agreement (and all officers, employees or agents designated by the ABL Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the ABL Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the ABL Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the ABL Collateral Agent has appointed the Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.

8.3 Waiver of Claims. To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the ABL Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the ABL Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b)), except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person. To the maximum extent permitted by applicable law, none of the ABL Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holding, any Subsidiary of Holding, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.

8.4 Designation of Non-Lender Secured Parties. The Parent Borrower may from time to time designate a Person as a “Bank Products Affiliate” or a “Hedging Affiliate” hereunder by written notice to the ABL Collateral Agent in accordance with the terms of the ABL Credit Agreement. Upon being so designated by the Parent Borrower, such Bank Products Affiliate or Hedging Affiliate (as the case may be) shall be a Non-Lender Secured Party for the purposes of this Agreement for as long as so designated by the Parent Borrower; provided that, at the time of the Parent Borrower’s designation of such Non-Lender Secured Party, the obligations of the relevant U.S. Granting Party under the applicable Hedging Agreement or Bank Products Agreement (as the case may be) have not been designated as Additional Obligations.

SECTION 9 MISCELLANEOUS

9.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected U.S. Granting Party and the ABL Collateral Agent, provided that (a) any provision of this Agreement imposing obligations on any U.S. Granting Party may be waived by the ABL Collateral Agent in a written instrument executed by the ABL Collateral Agent and (b) if separately agreed in writing between the Parent Borrower and any Non-Lender Secured Party (and such Non-Lender Secured Party has been designated in writing by the Parent Borrower to the ABL Collateral Agent for purposes of this sentence, for so long as so designated), no such waiver and no such amendment or modification shall amend, modify or waive subsection 6.5 (or the definition of “Non-Lender Secured Party” or “Secured Party” to the extent relating thereto) if such waiver, amendment, supplement or modification would directly and adversely affect a Non-Lender Secured Party without the written consent of such affected Non-Lender Secured Party. For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to any Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to any Intercreditor Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying this Agreement, or any term or provision hereof, or any right or obligation of any U.S. Granting Party hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by each affected U.S. Granting Party and the ABL Collateral Agent in accordance with this subsection 9.1.

9.2 Notices. All notices, requests and demands to or upon the ABL Collateral Agent or any U.S. Granting Party hereunder shall be effected in the manner provided for in subsection 11.2 of the ABL Credit Agreement; provided that any such notice, request or demand to or upon any U.S. Guarantor shall be addressed to such U.S. Guarantor at its notice address set forth on Schedule 1, unless and until such U.S. Guarantor shall change such address by notice to the ABL Collateral Agent and the Administrative Agent given in accordance with subsection 11.2 of the ABL Credit Agreement.

9.3 No Waiver by Course of Conduct; Cumulative Remedies. None of the ABL Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the ABL Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the ABL Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the ABL Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4 Enforcement Expenses; Indemnification.

(a) Each U.S. Guarantor jointly and severally agrees to pay or reimburse each Secured Party and the ABL Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against such U.S. Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such U.S. Guarantor and the other Loan Documents to which such U.S. Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties, the ABL Collateral Agent and the Administrative Agent.

(b) Each U.S. Grantor jointly and severally agrees to pay, and to save the ABL Collateral Agent, the Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Parent Borrower would be required to do so pursuant to subsection 11.5 of the ABL Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence, bad faith or willful misconduct of the ABL Collateral Agent, the Administrative Agent or any other Secured Party as determined by a court of competent jurisdiction in a final and nonappealable decision.

(c) The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the ABL Credit Agreement and the other Loan Documents.

9.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the U.S. Granting Parties, the ABL Collateral Agent and the Secured Parties and their respective successors and assigns; provided that no Granting Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the ABL Collateral Agent, except as permitted hereby or by the ABL Credit Agreement.

9.6 Set-Off. Each U.S. Guarantor hereby irrevocably authorizes each of the Administrative Agent and the ABL Collateral Agent and each other Secured Party at any time and from time to time without notice to such U.S. Guarantor or any other U.S. Granting Party, any such notice being expressly waived by each U.S. Granting Party, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 9(a) of the ABL Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such U.S. Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the Collateral Proceeds Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the ABL Collateral Agent, the Administrative Agent or such other Secured Party to or for the credit or the account of such U.S. Guarantor, or any part thereof in such amounts as the ABL Collateral Agent, the Administrative Agent or such other Secured Party may elect. The ABL Collateral Agent, the Administrative Agent and each other Secured Party shall notify such U.S. Guarantor promptly of any such set-off and the application made by the ABL Collateral Agent, the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the ABL Collateral Agent, the Administrative Agent and each other Secured Party under this subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the ABL Collateral Agent, the Administrative Agent or such other Secured Party may have.

9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the U.S. Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

9.9 Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the U.S. Granting Parties, the ABL Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the U.S. Granting Parties, the ABL Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.12 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the ABL Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this subsection 9.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Administrative Agent or the ABL Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this subsection 9.12(a) would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party at its address referred to in subsection 9.2 or at such other address of which the ABL Collateral Agent and the Administrative Agent (in the case of any other party hereto) and the Parent Borrower (in the case of the ABL Collateral Agent and the Administrative Agent) shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to clause (a) above) shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 9.12 any consequential or punitive damages.

9.13 Acknowledgments. Each U.S. Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) none of the ABL Collateral Agent, the Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to any U.S. Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the U.S. Guarantors, on the one hand, and the ABL Collateral Agent, the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the U.S. Guarantors and the Secured Parties.

9.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15 Additional U.S. Granting Parties. Each new Subsidiary of the Parent Borrower that is required to become a party to this Agreement pursuant to subsection 7.9(b) or 7.9(c) of the ABL Credit Agreement shall become a U.S. Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement substantially in the form of Annex 2 hereto. Each existing U.S. Granting Party that is required to become a U.S. Pledgor with respect to Capital Stock of any new Subsidiary of the Parent Borrower pursuant to subsections 7.9(b) and 7.9(c) of the ABL Credit Agreement shall become a U.S. Pledgor with respect thereto upon execution and delivery by such U.S. Granting Party of a Supplemental Agreement substantially in the form of Annex 3 hereto.

9.16 Releases.

(a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than any Obligations owing to a Non-Lender Secured Party) then due and owing shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized, backstopped or otherwise provided for pursuant to arrangements reasonably acceptable to the relevant Issuing Lender), all Security Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the ABL Collateral Agent and each U.S. Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the U.S. Granting Parties. At the request and sole expense of any U.S. Granting Party following any such termination, the ABL Collateral Agent shall deliver to such U.S. Granting Party (subject to subsection 7.2, without recourse and without representation or warranty) any Security Collateral held by the ABL Collateral Agent hereunder, and execute, acknowledge and deliver to such U.S. Granting Party such releases, instruments or other documents (including, without limitation, UCC termination statements), and do or cause to be done all other acts, as any U.S. Granting Party shall reasonably request to evidence such termination.

(b) Upon any sale or other disposition of Security Collateral permitted by the ABL Credit Agreement (other than any sale or disposition to another U.S. Grantor), the Lien pursuant to this Agreement on such sold or disposed of Security Collateral shall be automatically released. In connection with a sale or other disposition of all of the Capital Stock of any U.S. Granting Party (other than to any U.S. Grantor (other than Holding) or any other transaction or occurrence as a result of which such U.S. Granting Party ceases to be a Restricted Subsidiary of the Parent Borrower), or the sale or other disposition of Security Collateral (other than a sale or disposition to another U.S. Grantor (other than Holding)) permitted under the ABL Credit Agreement, the ABL Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of such U.S. Granting Party from its Guarantee or the release of the Security Collateral subject to such sale, disposition or other transaction, identifying such U.S. Granting Party or the relevant Security Collateral and the terms of the sale, disposition or other transaction in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the ABL Credit Agreement and the other Loan Documents, execute and deliver to the Parent Borrower or the relevant U.S. Granting Party (subject to subsection 7.2, without recourse and without representation or warranty), at the sole cost and expense of such U.S. Granting Party, any Security Collateral of such relevant U.S. Granting Party held by the ABL Collateral Agent, or the Security Collateral subject to such sale or disposition (as applicable), and, at the sole cost and expense of such U.S. Granting Party, execute, acknowledge and deliver to such U.S. Granting Party such releases, instruments or other documents (including, without limitation, UCC termination statements), and do or cause to be done all other acts, as the Parent Borrower or such U.S. Granting Party shall reasonably request (x) to evidence or effect the release of such U.S. Granting Party from its Guarantee (if any) and of the Liens created hereby (if any) on such U.S. Granting Party’s Security Collateral or (y) to evidence the release of the Security Collateral subject to such sale or disposition.

(c) Upon any U.S. Granting Party becoming an Excluded Subsidiary in accordance with the provisions of the ABL Credit Agreement, the Lien pursuant to this Agreement on all Security Collateral of such U.S. Granting Party (if any) shall be automatically released, and the Guarantee (if any) of such U.S. Granting Party, and all obligations of such U.S. Granting Party hereunder, shall terminate, all without delivery of any instrument or performance of any act by any party, and the ABL Collateral Agent shall, upon the request of the Parent Borrower or such U.S. Granting Party, deliver to the Parent Borrower or such U.S. Granting Party (subject to subsection 7.2, without recourse and without representation or warranty) any Security Collateral of such U.S. Granting Party held by the ABL Collateral Agent hereunder and the ABL Collateral Agent and the Administrative Agent shall execute, acknowledge and deliver to the Parent Borrower or such U.S. Granting Party (at the sole cost and expense of the Parent Borrower or such U.S. Granting Party) all releases, instruments or other documents (including, without limitation, UCC termination statements), and do or cause to be done all other acts, necessary or reasonably desirable for the release of such U.S. Granting Party from its Guarantee (if any) or the Liens created hereby (if any) on such U.S. Granting Party’s Security Collateral, as applicable, as the Parent Borrower or such U.S. Granting Party may reasonably request.

(d) Upon any Security Collateral being or becoming an Excluded Asset, the Lien pursuant to this Agreement on such Security Collateral shall be automatically released. At the request and sole expense of any U.S. Granting Party, the ABL Collateral Agent shall deliver such Security Collateral (if held by the ABL Collateral Agent) to such U.S. Granting Party and execute, acknowledge and deliver to such U.S. Granting Party such releases, instruments or other documents (including, without limitation, UCC termination statements), and do or cause to be done all other acts, as such U.S. Granting Party shall reasonably request to evidence such release.

(e) Notwithstanding any other provision of this Agreement or any other Loan Document, Holding shall have the right to transfer all of the Capital Stock of the Parent Borrower held by Holding to any Parent Entity or any Subsidiary of any Parent Entity (a “Successor Holding Company”) that (i) is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) assumes all of the obligations of Holding under this Agreement and the other Loan Documents to which Holding is a party (including, for the avoidance of doubt, the requirement to deliver the Pledged Stock of the Parent Borrower in accordance with the terms of this Agreement) by executing and delivering to the ABL Collateral Agent a joinder substantially in the form of Annex 4 hereto, or one or more other documents or instruments, together with the organizational documents of such Successor Holding Company and authorizing resolutions, in addition to a financing statement in appropriate form for filing under the Uniform Commercial Code of the relevant jurisdiction, in form and substance reasonably satisfactory to the ABL Collateral Agent, upon which (x) such Successor Holding Company will succeed to, and be substituted for, and may exercise every right and power of, Holding under this Agreement and the other Loan Documents, and shall be thereafter be deemed to be “Holding” for purposes of this Agreement and the other Loan Documents, (y) Holding as predecessor to the Successor Holding Company (“Predecessor Holding”) shall be irrevocably and unconditionally released from its Guarantee and all other obligations hereunder and under the other Loan Documents, and (z) the Lien pursuant to this Agreement on all Security Collateral of Predecessor Holding, and any Lien pursuant to any other Loan Document on any other property or assets of Predecessor Holding, shall be automatically released (it being understood that such transfer of Capital Stock of the Parent Borrower to and assumption of rights and obligations of Holding by such Successor Holding Company shall not constitute a Change of Control). At the request and the sole expense of Predecessor Holding or the Parent Borrower, the ABL Collateral Agent shall deliver to Predecessor Holding any Security Collateral and other property or assets of Predecessor Holding held by the ABL Collateral Agent that is not required to be pledged under this Agreement or any other Loan Document by Successor Holding Company (including the Capital Stock of the Parent Borrower) and execute, acknowledge and deliver to Predecessor Holding (subject to subsection 7.2, without recourse and without representation or warranty) such releases, instruments or other documents (including without limitation UCC termination statements), and do or cause to be done all other acts, as Predecessor Holding or the Parent Borrower shall reasonably request to evidence or effect the release of Predecessor Holding from its Guarantee and other obligations hereunder and under the other Loan Documents, and the release of the Liens created hereby on Predecessor Holding’s Security Collateral (other than the Capital Stock of the Borrowers) and by any other Loan Document on any other property or assets of Predecessor Holding.

(f) The ABL Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Security Collateral by it in accordance with (or which the ABL Collateral Agent in good faith believes to be in accordance with) this subsection 9.16.

9.17 Judgment.

(a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the ABL Collateral Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

(b) The obligations of any U.S. Guarantor in respect of this Agreement to the ABL Collateral Agent, for the benefit of each holder of Secured Obligations, shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by the ABL Collateral Agent of any sum adjudged to be so due in the judgment currency, the ABL Collateral Agent may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such holder in the original currency, such U.S. Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the ABL Collateral Agent, for the benefit of such holder, against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to the ABL Collateral Agent, the ABL Collateral Agent agrees to remit to the Parent Borrower, such excess. This covenant shall survive the termination of this Agreement and payment of the Obligations and all other amounts payable hereunder.

9.18 Transfer Tax Acknowledgment. Each party hereto acknowledges that the shares delivered hereunder are being transferred to and deposited with the ABL Collateral Agent (or other Person in accordance with any applicable Intercreditor Agreement) as collateral security for the Obligations and that this subsection 9.18 is intended to be the certificate of exemption from New York stock transfer taxes for the purposes of complying with Section 270.5(b) of the Tax Law of the State of New York.

[Remainder of page left blank intentionally; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

VERITIV CORPORATION

By:
Name:
Title:

XPEDX INTERMEDIATE, LLC

By:
Name:
Title:

XPEDX, LLC

By:
Name:
Title:

[Other U.S. Granting Parties]

By:
Name:
Title:

[Signature Pages to U.S. Guarantee and Collateral Agreement]

Acknowledged and Agreed to as ofthe date hereof by:

BANK OF AMERICA, N.A., as Administrative Agent and ABL Collateral Agent

By:
Name:
Title:

[Signature Pages to U.S. Guarantee and Collateral Agreement]

Schedule 1

Notice Addresses of U.S. Granting Parties

A. xpedx

Veritiv Corporation (f/k/a xpedx Holding Company)

[6400 Poplar Avenue

Memphis, TN 38197]

xpedx, LLC

[6400 Poplar Avenue

Memphis, TN 38197]

xpedx International, Inc.

[6400 Poplar Avenue

Memphis, TN 38197]

xpedx Intermediate, LLC

[6400 Poplar Avenue

Memphis, TN 38197]

B. Unisource

Unisource Worldwide, Inc.

6600 Governors Lake Pkwy

Norcross, GA 30071

Unisource International Holdings, Inc.

6600 Governors Lake Pkwy

Norcross, GA 30071

Graphic Communications Holdings, Inc.

6600 Governors Lake Pkwy

Norcross, GA 30071

Paper Corporation of North America

6600 Governors Lake Pkwy

Norcross, GA 30071

Alco Realty, Inc.

6600 Governors Lake Pkwy

Norcross, GA 30071

Unisource Realty, Inc.

6600 Governors Lake Pkwy

Norcross, GA 30071

Unisource International Holdings Poland, Inc.

6600 Governors Lake Pkwy

Norcross, GA 30071

Graph Comm Holdings International, Inc.

6600 Governors Lake Pkwy

Norcross, GA 30071

Unisource International China, Inc.

6600 Governors Lake Pkwy

Norcross, GA 30071

Schedule 2

Pledged Securities

Pledged Stock

A. xpedx

Pledged Entity	Pledgor	Percentage Ownership Interest Pledged	Stock Certificate Number
xpedx Intermediate, LLC	Veritiv Corporation (f/k/a xpedx Holding Company)	100%	[—	]
xpedx, LLC	xpedx Intermediate, LLC	100%	[—	]
xpedx International, Inc.	xpedx, LLC	100%	[—	]
xpedx Holdings S.A.R.L.	xpedx, LLC	65%	[—	]

B. Unisource

Pledged Entity	Pledgor	Percentage Ownership Interest Pledged	Stock Certificate Number
Unisource Worldwide, Inc.	Veritiv Corporation (f/k/a xpedx Holding Company)	100%	25280
Unisource International Holdings, Inc.	Unisource Worldwide, Inc.	100%	1
Graphic Communications Holdings, Inc.	Unisource Worldwide, Inc.	100%	11
Paper Corporation of North America	Unisource Worldwide, Inc.	100%	1
Paper Corporation of North America	Unisource Worldwide, Inc.	100%	2
Alco Realty, Inc.	Unisource Worldwide, Inc.	100%	R-1
Unisource Realty, Inc.	Unisource Worldwide, Inc.	100%	R-1
Unisource International Holdings Poland, Inc.	Unisource International Holdings, Inc.	100%	[—	]
Unisource International SA, Inc.	Unisource International Holdings, Inc.	65%	[—	]
Graph Comm Holdings International, Inc.	Graphic Communications Holdings, Inc.	100%	2
Unisource International China, Inc.	Unisource International Holdings, Inc.	100%	[—	]
Unisource Canada, Inc.	Paper Corporation of North America	65%	[C-2	][1]

[1]	To confirm that this certificate constitutes no more than 65% of equity of Unisource Canada, Inc.

Schedule 3

Perfection Matters

1. Existing Security Interests

A. xpedx

	Debtor (xpedx entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
1.	(xpedx, LLC) xpedx PO Box 625799 Cincinnati, OH 45262 & Technology Media Group 1208 Viceroy Drive Dallas, TX 75247	New York	UCC Debtor Search	UCC 1	Recognition Systems, Inc. 30 Harbor Park Drive Port Washington, NY 11050	Specified Equipment	09/25/2013	201309258388920

B. Unisource

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
1.	Alco Realty, Inc.	Delaware	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	03/15/2011	20110966203
2.	Graph Comm Holdings International, Inc.	California	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	03/15/2011	11-7263485370

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
3.	Graphic Communication Holdings, Inc.	California	UCC Debtor Search	UCC 1

SP III 909 Lake Carolyn Parkway, L.P.

c/o CB Richard Ellis

865 S. Figueroa, Suite 3500

Los Angeles, CA 90017

c/o CB Richard Ellis Strategic Partners

515 S. Flower Street, Suite 3100

Los Angeles, CA 90071

						Debtor’s property situated in or upon specified premises or used within specified project	09/08/2006	06-7085203647	3/24/2011 (Amdt.) 3/24/2011 (Cont.)	11-72645906 11-72645907
4.	Graphic Communication Holdings, Inc.	California	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	03/15/2011	11-7263485754

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
5.	Paper Corporation of North America	Delaware	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	03/15/2011	10966187
6.	Unisource Canada, Inc.	Canada	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	08/05/2009	2009085898
7.	Unisource Canada, Inc.	Canada	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	03/16/2011	2011033257
8.	Unisource International Holdings, Inc.	Delaware	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	03/15/2011	10966161

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
9.	Unisource Realty	Delaware	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	03/15/2011	10966153
10.	Unisource Worldwide, Inc. 133 Peachtree Street NE Atlanta, GA 30303	Delaware	UCC Debtor Search	UCC 1	Crown Credit Company 40 S. Washington Street New Bremen, OH 45869	Current and future Equipment leased pursuant to specified lease agreement	03/31/2004	40905432	3/31/2004 (Amdt.) 10/14/2008 (Cont.) 3/3/2014 (Cont.)	40906265 83451836 40804740
11.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	UPS Capital Corporation 35 Glenlake Parkway, NE Atlanta, GA 30328	Specified Equipment	01/13/2005	50196130	11/17/2009 (Cont.)	93680540
12.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	UPS Capital Corporation 35 Glenlake Parkway, NE Atlanta, GA 30328	Specified Equipment	03/18/2005	50985052	02/04/2010 (Cont.)	00389266

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
13.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	UPS Capital Corporation 35 Glenlake Parkway, NE Atlanta, GA 30328	Specified Equipment	03/22/2005	51001503	04/06/2005 (Amdt.) 02/04/2010 (Cont.)	51053892 00389316
14.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	UPS Capital Corporation 35 Glenlake Parkway, NE Atlanta, GA 30328	Specified Equipment	02/10/2006	60576876	01/04/2011 (Cont.)	10020217
15.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Banc of America Leasing & Capital, Inc. One Financial Plaza Providence, RI 02903	Current and future Equipment leased pursuant to specified lease agreement	02/20/2007	70645845	1/26/2012 (Cont.)	20332058
16.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Banc of America Leasing & Capital, Inc. One Financial Plaza Providence, RI 02903	Specified Equipment	02/20/2007	70646314	02/10/2012 (Cont.)	20552119

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
17.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Banc of America Leasing & Capital, Inc. One Financial Plaza Providence, RI 02903	Specified Equipment	08/02/2007	72944667	10/17/2007 (Asgnmt.) 10/17/2007 (Amdt.) 08/01/2012 (Cont.)	73912135 73914511 22950204
18.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Banc of America Leasing & Capital, Inc. One Financial Plaza Providence, RI 02903	Specified Equipment	10/30/2007	74110200	05/06/2008 (Asgnmt.) 05/06/2008 (Amdt.) 10/26/2012 (Cont.)	81568557 81568987 2415958
19.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Banc of America Leasing & Capital, Inc. One Financial Plaza Providence, RI 02903	Specified Equipment	05/28/2008	81821162	08/21/2008 (Asgnmt.) 05/13/2013 (Cont.)	82859765 31822551

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
20.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Leaf Funding, Inc. 2005 Market Street, 15th Floor Philadelphia, PA 19103	*All of Debtor’s right, title and interest in all agreements assigned, sold, or otherwise conveyed by Debtor to Secured Creditor (the “Chattel Paper”) and assets related to such Chattel Paper	07/16/2009	92279542
21.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	08/19/2009	92664941

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
22.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	08/19/2009	92664958
23.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	08/19/2009	92664974
24.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	09/18/2009	92997705

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
25.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	10/13/2009	93285415
26.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	10/13/2009	93294490
27.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	11/05/2009	93557433

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
28.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	12/09/2009	93944417
29.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	12/16/2009	94026982
30.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	12/16/2009	94026990

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
31.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	02/09/2010	00442297
32.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	02/09/2010	00442305
33.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	05/11/2010	01641806

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
34.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	05/20/2010	01779036
35.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	07/01/2010	02313421
36.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	08/10/2010	02782005

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
37.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Toyota Motor Credit Corporation P.O. Box 3457 Torrance, CA 90510	Specified Equipment	10/20/2010	03668997
38.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	10/20/2010	03671751
39.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	10/20/2010	03671777

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
40.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	10/20/2010	03671785
41.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	02/10/2011	10497076
42.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Marubeni America Corp. 375 Lexington Avenue New York, NY 10017	Specified Equipment	02/11/2011	10524374
43.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	03/15/2011	10966146

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
44.	Unisource Worldwide, Inc. & Unisource Global Solutions 6600 Governors Lake Parkway Norcross, GA 30071	Delaware	UCC Debtor Search	UCC 1	Sumitomo (SHI) Plastics Machinery (America), LLC 1266 Oakbrook Drive Norcross, GA 30093	Specified Equipment	04/21/11	11500936
45.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	04/25/2011	11536864
46.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	10/17/2011	13988055

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
47.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Specified Equipment	10/17/2011	13988063
48.	Unisource Worldwide Inc. 2600 Commerce Way Commerce, CA 90040	Delaware	UCC Debtor Search	UCC 1	Raymond Leasing Corporation Corporate Headquarters P.O. Box 130 Greene, NY 13778	Financing Statement Missing	10/17/2011	13988089
49.	Unisource Worldwide, Inc. 1090 Bailey Hill Road Eugene, OR 97402	Delaware	UCC Debtor Search	UCC 1	U.S. Bank Equipment Finance, A Division of U.S. Bank National Association 1310 Madrid Street Marshall, MN 56258	Specified Equipment	01/12/12	20147076

	Debtor (Unisource Entities)	Search Jurisdiction	Scope of Search	Type of Filing Found	Secured Party/Plaintiff	Collateral Type	Original File Date/Original Suit Date	Original File #/Status	Amdt. File Date	Amdt. File #
50.	Unisource Worldwide, Inc. 9001 Wyoming Avenue N Brooklyn Park, MN 55445	Delaware	UCC Debtor Search	UCC 1	Robert Reiser & Co., Inc. 725 Dedham Street Canton, MA 02021	Specified Equipment	06/29/12	22532663
51.	Unisource Worldwide, Inc.	Delaware	UCC Debtor Search	UCC 1	Marubeni America Corp. 375 Lexington Avenue New York, NY 10017	Specified Equipment	05/22/2013	31950949
52.	UWW Holdings,Inc.	Delaware	UCC Debtor Search	UCC 1	Bank of America, N.A. 335 Madison Avenue New York, NY 10017	All current and future assets and personal property of the Debtor	03/15/2011	10966138

2. Closing Date UCC Filings

A. xpedx

Name of Entity	Jurisdiction of Organization	Filing Office	Document Filed
xpedx Intermediate, LLC	DE	Secretary of State	UCC-1
xpedx, LLC	NY	Secretary of State	UCC-1
xpedx International, Inc.	DE	Secretary of State	UCC-1
B. Unisource

Name of Entity	Jurisdiction of Organization	Filing Office	Document Filed
Unisource Worldwide, Inc.	DE	Secretary of State	UCC-1
Unisource International Holdings, Inc.	DE	Secretary of State	UCC-1
Graphic Communications Holdings, Inc.	CA	Secretary of State	UCC-1
Paper Corporation of North America	DE	Secretary of State	UCC-1
Alco Realty, Inc.	DE	Secretary of State	UCC-1
Unisource Realty, Inc.	DE	Secretary of State	UCC-1
Unisource International Holdings Poland, Inc.	DE	Secretary of State	UCC-1
Graph Comm Holdings International, Inc.	CA	Secretary of State	UCC-1
Unisource International China, Inc.	DE	Secretary of State	UCC-1

3. Closing Date IP Filings

A. xpedx

a. Filings with the U.S. Patent and Trademark Office

1.	Notice and Confirmation of Security Interest in Patents by xpedx, LLC, dated as of , 2014, in the U.S. Patent and Trademark Office

2.	Notice and Confirmation of Security Interest in Trademarks by xpedx, LLC, dated as of , 2014, in the U.S. Patent and Trademark Office

b. Filings with the U.S. Copyright Office

1.	Grant of Security Interest in Copyrights by xpedx, LLC, dated as of , 2014, in the U.S. Copyright Office

B. Unisource

a. Filings with the U.S. Patent and Trademark Office

1.	Notice and Confirmation of Security Interest in Patents by Unisource Worldwide, Inc., dated as of , 2014, in the U.S. Patent and Trademark Office

2.	Notice and Confirmation of Security Interest in Trademarks by Unisource Worldwide, Inc., dated as of , 2014, in the U.S. Patent and Trademark Office

b. Filings with the U.S. Copyright Office

1.	Grant of Security Interest in Copyrights by Unisource Worldwide, Inc., dated as of , 2014, in the U.S. Copyright Office

Schedule 4A

Financing Statements

[UCC-1 filings to be attached]

Schedule 4B

Granting Party Information

A. xpedx

Name of Entity	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Federal Tax Identification Number	Chief Executive Office Address or Preferred Mailing Address
Veritiv Corporation (f/k/a xpedx Holding Company)	Corporation	DE	5364560	46-3234977	6400 Poplar Avenue, Memphis, TN 38197
xpedx Intermediate, LLC	Limited Liability Company	DE	5470768	46-4649319	6400 Poplar Avenue, Memphis, TN 38197
xpedx, LLC	Limited Liability Company	NY	4518940	46-4663631	6400 Poplar Avenue, Memphis, TN 38197
xpedx International, Inc.	Corporation	DE	4467116	26-2764720	6400 Poplar Avenue, Memphis, TN 38197

B. Unisource

Name of Entity	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Federal Tax Identification Number	Chief Executive Officer Address or Preferred Mailing Address
Unisource Worldwide, Inc.	Corporation	DE	0815767	13-5369500	6600 Governors Lake Pkwy, Norcross GA 30071
Unisource International Holdings, Inc.	Corporation	DE	4592261	61-1573324	6600 Governors Lake Pkwy, Norcross GA 30071
Graphic Communications Holdings, Inc.	Corporation	CA	C1317883	33-0063298	6600 Governors Lake Pkwy, Norcross GA 30071
Paper Corporation of North America	Corporation	DE	2272606	51-0336097	6600 Governors Lake Pkwy, Norcross GA 30071
Alco Realty, Inc.	Corporation	DE	2109750	23-2437926	6600 Governors Lake Pkwy, Norcross GA 30071
Unisource Realty, Inc.	Corporation	DE	2498625	23-2827171	6600 Governors Lake Pkwy, Norcross GA 30071

Name of Entity	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Federal Tax Identification Number	Chief Executive Officer Address or Preferred Mailing Address
Unisource International Holdings Poland, Inc.	Corporation	DE	4954550	80-0703210	6600 Governors Lake Pkwy, Norcross GA 30071
Graph Comm Holdings International, Inc.	Corporation	CA	C2223306	33-0898789	6600 Governors Lake Pkwy, Norcross GA 30071
Unisource International China, Inc.	Corporation	DE	5386583	32-0418485	6600 Governors Lake Pkwy, Norcross GA 30071

Schedule 5

Intellectual Property

Patents, Copyrights, and Trademarks

1.	Patents

Unisource Worldwide, Inc.

Pending Patent Applications

Jurisdiction	Title	Patent #	Issue Date	Appl. #	Appl. Date	Comments	Owner
US	Bottle Packaging System	N/A	N/A	61/840,168	6/27/2013	Pending	Unisource Worldwide, Inc.

xpedx

Issued Patents

Jurisdiction	Title	Patent #	Issue Date	Appl. #	Appl. Date	Comments	Owner
US	Cartridge Insert which Fits Into a Box	6685025	03-Feb-2004	09/921091	02-Aug-2001		xpedx, LLC
US	Reclosable Folded Container with Bellows Corner Panels	6729533	04-May-2004	10/411489	10-Apr-2003		xpedx, LLC
US	Cartridge Insert which Fits Into a Box	7021024	04-Apr-2006	10/689802	21-Oct-2003		xpedx, LLC
US	Tool with Protective Sheath	7082864	01-Aug-2006	11/111425	21-Apr-2005		xpedx, LLC
US	Cartridge Insert which Fits Into a Box	7278249	09-Oct-2007	11/299443	15-Dec-2005		xpedx, LLC
US	Insert for Protecting a Product within a Box	7648031	19-Jan-2010	11/299978	12-Dec-2005		xpedx, LLC
US	Merchandising Package	D601887	13-Oct-2009	29/330855	15-Jan-2009	Design patent	xpedx, LLC
US	Ramp	D671003	20-Nov-2012	29/415220	08-Mar-2012	Design Patent	xpedx, LLC
US	Carton	D689360	10-Sept-2013	29/414836	05-Mar-2012	Design Patent	xpedx, LLC
US	A Retractable Container with Support Legs	8668133	11-Mar-2014	13190711	26-Jul-2011		xpedx, LLC

Pending Patent Applications

Jurisdiction	Title	Patent #	Issue Date	Appl. #	Appl. Date	Comments	Owner
US	Collapsible Bulk Bin Container			13/111552	19-May-2011	Pub #: 20110308993	xpedx, LLC
US	Shipping and Display Container			13/477149	22-May-2012		xpedx, LLC

2.	Trademarks

Unisource Worldwide, Inc.

Registered Trademarks

United States Trademarks

Trademark	Serial Number	Current Status	Registration Number	Registration Date	Country Name	Owner
AD-BRITE OPALINE*	78/218962	Registered	2804999	Jan 13, 2004	US	Unisource Worldwide, Inc.
ALL STAR	74/004919	Registered	1636612	Mar 5, 1991	US	Unisource Worldwide, Inc.
AVENGER	85/716773	Allowed	N/A	Oct 2, 2013	US	Unisource Worldwide, Inc.
BLOT THAT SPOT	77/183670	Registered	3372334	Jan 22, 2008	US	Unisource Worldwide, Inc.
BRAND EFFICIENCY	85/898225	Allowed	N/A	Apr 8, 2013	US	Unisource Worldwide, Inc.
CHEMTROL	77/007341	Registered	3259858	Jul 10, 2007	US	Unisource Worldwide, Inc.
CHEMTROL	77/007393	Registered	3259859	Jul 10, 2007	US	Unisource Worldwide, Inc.
CHEMTROLMINI	77/007422	Registered	3259860	Jul 10, 2007	US	Unisource Worldwide, Inc.
CHEMTROLMINI	77/007436	Registered	3259861	Jul 10, 2007	US	Unisource Worldwide, Inc.
COLORSOURCE	74/233538	Registered	1729297	Nov 3, 1992	US	Unisource Worldwide, Inc.
COMET 92	85/637312	Registered	4250216	Nov 27, 2012	US	Unisource Worldwide, Inc.
COMET HI-BRITE	85/637272	Registered	4250214	Nov 27, 2012	US	Unisource Worldwide, Inc.

Trademark	Serial Number	Current Status	Registration Number	Registration Date	Country Name	Owner
COMET OPAQUE	77/298215	Registered	3481966	Aug 5, 2008	US	Unisource Worldwide, Inc.
COMET XEROCOPY	77/579682	Registered	3670803	Aug 18, 2009	US	Unisource Worldwide, Inc.
COPY SAVER	77/438659	Registered	3599913	Mar 31, 2009	US	Unisource Worldwide, Inc.
COPYSOURCE	73/240019	Registered	1209177	Sep 14, 1982	US	Unisource Worldwide, Inc.
DECATHLON	78/107980	Registered	2739130	Jul 15, 2003	US	Unisource Worldwide, Inc.
DEFENDER	85/464457	Registered	4142792	May 15, 2012	US	Unisource Worldwide, Inc.
DEFENDER COLORS	85/464572	Registered	4142794	May 15, 2012	US	Unisource Worldwide, Inc.
DEFIANCE	85/464433	Registered	4142791	May 15, 2012	US	Unisource Worldwide, Inc.
EARTHSHIELD	85/484949	Allowed	N/A	Jul 3, 2013	US	Unisource Worldwide, Inc.
EARTHSHIELD RECYCLED	85/484963	Allowed	N/A	Jul 17, 2013	US	Unisource Worldwide, Inc.
ECOLOGICARD	77/883501	Registered	3941610	Apr 5, 2011	US	Unisource Worldwide, Inc.
ECONOSOURCE	73/534846	Registered	1365576	Oct 15, 1985	US	Unisource Worldwide, Inc.
EFFICIENCY REIMAGINED	85/746756	Registered	4495724	Mar 11, 2014	US	Unisource Worldwide, Inc.
FREEDOM	85/432593	Registered	4142685	May 15, 2012	US	Unisource Worldwide, Inc.
GALAXY OFFSET	78/250060	Registered	2823551	Mar 16, 2004	US	Unisource Worldwide, Inc.
GALAXY OFFSET	78/250070	Registered	2853735	Jun 15, 2004	US	Unisource Worldwide, Inc.

Trademark	Serial Number	Current Status	Registration Number	Registration Date	Country Name	Owner
GALAXY PLUS	77/035019	Registered	3281856	Aug 21, 2007	US	Unisource Worldwide, Inc.
GC	77/034917	Registered	3407853	Apr 8, 2008	US	Unisource Worldwide, Inc.
GC BRITE	77/386890	Registered	3596219	Mar 24, 2009	US	Unisource Worldwide, Inc.
GC BRITE PLUS	77/386902	Registered	3596220	Mar 24, 2009	US	Unisource Worldwide, Inc.
GOLD CREST	74/024850	Registered	1618773	Oct 23, 1990	US	Unisource Worldwide, Inc.
GRAPHIC COMMUNICATIONS	77/034907	Registered	3429226	May 20, 2008	US	Unisource Worldwide, Inc.
HANDI-PAK*	85/716743	Allowed	N/A	Oct 2, 2013	US	Unisource Worldwide, Inc.
JFD JUST FOUR DISTRIBUTION	78/355017	Registered	2915410	Dec 28, 2004	US	Unisource Worldwide, Inc.
JFD JUST FOUR DISTRIBUTION	78/355125	Registered	2915411	Dec 28, 2004	US	Unisource Worldwide, Inc.
JUST FOUR DISTRIBUTION	78/328241	Registered	2915403	Dec 28, 2004	US	Unisource Worldwide, Inc.
LEAP	85/971868	Allowed		Jun 27, 2013	US	Unisource Worldwide, Inc.
LIBERTY	85/428598	Registered	4199993	Aug 28, 2012	US	Unisource Worldwide, Inc.
LIQUI-TERGE	77/007566	Registered	3284329	Aug 28, 2007	US	Unisource Worldwide, Inc.
MR. CLICK	78/534717	Registered	3379322	Feb 5, 2008	US	Unisource Worldwide, Inc.
NORDIC	74/523984	Registered	2000251	Sep 10, 1996	US	Unisource Worldwide, Inc.

Trademark	Serial Number	Current Status	Registration Number	Registration Date	Country Name	Owner
NORDIC PLUS	78/966096	Registered	3324671	Oct 30, 2007	US	Unisource Worldwide, Inc.
NORDIC+	78/966084	Registered	3261054	Jul 10, 2007	US	Unisource Worldwide, Inc.
ONE COAT	77/183651	Registered	3438503	May 27, 2008	US	Unisource Worldwide, Inc.
PAPER CORPORATION OF UNITED STATES P.C. OF US	74/208618	Registered	1708662	Aug 18, 1992	US	Unisource Worldwide, Inc.
PAPER PLUS	73/095321	Registered	1072911	Sep 6, 1977	US	Unisource Worldwide, Inc.
PINE-O-DIS	77/220727	Registered	3388511	Feb 26, 2008	US	Unisource Worldwide, Inc.
PKG	77/913212	Registered	3909212	Jan 18, 2011	US	Unisource Worldwide, Inc.
PORCELAIN	74/070155	Registered	1695319	Jun 16, 1992	US	Unisource Worldwide, Inc.
PORCELAIN ECO	77/861191	Registered	3929609	Mar 8, 2011	US	Unisource Worldwide, Inc.
PRESSMASTER	72/087714	Registered	718947	Jul 25, 1961	US	Unisource Worldwide, Inc.
REVERENCE	85/720503	Allowed	N/A	Oct 2, 2013	US	Unisource Worldwide, Inc.
REVERENCE Q	85/720506	Allowed	N/A	Oct 2, 2013	US	Unisource Worldwide, Inc.
ROLLSOURCE	76/144987	Registered	2494361	Oct 2, 2001	US	Unisource Worldwide, Inc.
SCUM CLEAN	76/053030	Registered	2516758	Dec 11, 2001	US	Unisource Worldwide, Inc.
SELECTSOURCE	85/867269	Allowed	N/A	Mar 5, 2013	US	Unisource Worldwide, Inc.
SELECTSOURCE	85/867318	Allowed	N/A	Mar 5, 2013	US	Unisource Worldwide, Inc.
SENTRY	85/464400	Registered	4142790	May 15, 2012	US	Unisource Worldwide, Inc.

Trademark	Serial Number	Current Status	Registration Number	Registration Date	Country Name	Owner
SIGNET	74/271513	Registered	1805267	Nov 16, 1993	US	Unisource Worldwide, Inc.
SPHINX	72/190756	Registered	0780344	Nov 17, 1964	US	Unisource Worldwide, Inc.
SPHINX	72/190757	Registered	780345	Nov 17, 1964	US	Unisource Worldwide, Inc.
SPHINX	73/280018	Registered	1187283	Jan 26, 1982	US	Unisource Worldwide, Inc.
SPHINX	74/034017	Registered	1625966	Dec 4, 1990	US	Unisource Worldwide, Inc.
STARBRITE	72/026728	Registered	672502	Jan 13, 1959	US	Unisource Worldwide, Inc.
STEALTH	85/716800	Allowed	N/A	Oct 2, 2013	US	Unisource Worldwide, Inc.
STELLAR GLOSS	85/790821	Allowed	N/A	Oct 2, 2013	US	Unisource Worldwide, Inc.
STELLAR GLOSS	85/790799	Allowed	N/A	Oct 2, 2013	US	Unisource Worldwide, Inc.
STELLAR MATTE	85/790755	Allowed	N/A	Oct 2, 2013	US	Unisource Worldwide, Inc.
STELLAR MATTE	85/790738	Allowed	N/A	Oct 2, 2013	US	Unisource Worldwide, Inc.
STINGER	77/007697	Registered	3284331	Aug 28, 2007	US	Unisource Worldwide, Inc.
SUD N’ KLEEN	77/255582	Registered	3422052	May 6, 2008	US	Unisource Worldwide, Inc.
TECHNISOURCE	77/071838	Registered	3271439	Jul 31, 2007	US	Unisource Worldwide, Inc.
TRIATHLON	78/440174	Registered	3101825	Jun 6, 2006	US	Unisource Worldwide, Inc.
U	78/590660	Registered	3206797	Feb 6, 2007	US	Unisource Worldwide, Inc.
U UNISOURCE	78/268159	Registered	2953498	May 17, 2005	US	Unisource Worldwide, Inc.
U UNISOURCE	74/191164	Registered	1710597	Aug 25, 1992	US	Unisource Worldwide, Inc.

Trademark	Serial Number	Current Status	Registration Number	Registration Date	Country Name	Owner
U UNISOURCE	78/268166	Registered	3325554	Oct 30, 2007	US	Unisource Worldwide, Inc.
U UNISOURCE	74/477113	Registered	1974039	May 14, 1996	US	Unisource Worldwide, Inc.
U UNISOURCE	85/422862	Registered	4138962	May 8, 2012	US	Unisource Worldwide, Inc.
U UNISOURCE CUSTOMER SOLUTIONS IN A GLOBAL MARKET	85/537148	Registered	4186892	Aug 7, 2012	US	Unisource Worldwide, Inc.
U UNISOURCE CUSTOMER SOLUTIONS IN A GLOBAL MARKET	85/537174	Registered	4186893	Aug 7, 2012	US	Unisource Worldwide, Inc.
U UNISOURCE ENGINEERED SOLUTIONS INNOVATORS IN PACKAGING INCH CM	85/150792	Registered	4013929	Aug 16, 2011	US	Unisource Worldwide, Inc.
U UNISOURCE R	77/937305	Registered	3855006	Sep 28, 2010	US	Unisource Worldwide, Inc.
uADVANTAGE	85/008673	Registered	4050120	Nov 1, 2011	US	Unisource Worldwide, Inc.
uBRAND	77/183913	Registered	3470407	Jul 22, 2008	US	Unisource Worldwide, Inc.
uDIGITAL	77/264909	Registered	3496835	Sep 2, 2008	US	Unisource Worldwide, Inc.
uGLOSS	77/261616	Registered	3481899	Aug 5, 2008	US	Unisource Worldwide, Inc.
UGS A DIVISION OF UNISOURCE WORLDWIDE, INC.	85/626673	Allowed	N/A	Nov 6, 2013	US	Unisource Worldwide, Inc.
UGS A DIVISION OF UNISOURCE WORLDWIDE, INC.	85/627272	Allowed	N/A	Nov 6, 2013	US	Unisource Worldwide, Inc.

Trademark	Serial Number	Current Status	Registration Number	Registration Date	Country Name	Owner
UGS A DIVISION OF UNISOURCE WORLDWIDE, INC. PRODUCTS & PACKAGING IN HARMONY	85/627238	Allowed	N/A	Nov 6, 2013	US	Unisource Worldwide, Inc.
UGS A DIVISION OF UNISOURCE WORLDWIDE, INC. PRODUCTS & PACKAGING IN HARMONY	85/589860	Allowed	N/A	Nov 6, 2013	US	Unisource Worldwide, Inc.
uLABEL	77/264890	Registered	3481909	Aug 5, 2008	US	Unisource Worldwide, Inc.
UNISOURCE	78/268151	Registered	3344969	Nov 27, 2007	US	Unisource Worldwide, Inc.
UNISOURCE	77/006945	Registered	3443464	Jun 10, 2008	US	Unisource Worldwide, Inc.
UNISOURCE	85/589289	Registered	4241868	Nov 13, 2012	US	Unisource Worldwide, Inc.
UNISOURCE CONSULTING*	85/730643	Allowed	N/A	Nov 7, 2013	US	Unisource Worldwide, Inc.
UNISOURCE GLOBAL SOLUTIONS	77/807782	Registered	3791505	May 18, 2010	US	Unisource Worldwide, Inc.
UNISOURCE GLOSS	78/242911	Registered	2883286	Sep 7, 2004	US	Unisource Worldwide, Inc.
UNISOURCE LOGISTICS SOLUTIONS	85/008605	Registered	3902214	Jan 4, 2011	US	Unisource Worldwide, Inc.
UNISOURCE U	73/551098	Registered	1381377	Feb 4, 1986	US	Unisource Worldwide, Inc.
UNISOURCEDIRECT	78/114577	Registered	2851836	Jun 8, 2004	US	Unisource Worldwide, Inc.
UNISOURCEDIRECT.COM	77/704601	Registered	3894616	Dec 21, 2010	US	Unisource Worldwide, Inc.
UNISOURCEDIRECT.COM	77/704563	Registered	3797186	Jun 1, 2010	US	Unisource Worldwide, Inc.

Trademark	Serial Number	Current Status	Registration Number	Registration Date	Country Name	Owner
UNISOURCEGREENFINDER	77/757557	Registered	3698953	Oct 20, 2009	US	Unisource Worldwide, Inc.
USOURCE	85/536765	Registered	4179526	Jul 24, 2012	US	Unisource Worldwide, Inc.
uVELVET	77/261878	Registered	3496830	Sep 2, 2008	US	Unisource Worldwide, Inc.
VERTICIDE	77/007713	Registered	3273419	Aug 7, 2007	US	Unisource Worldwide, Inc.
WEBSOURCE	73/433643	Registered	1295163	Sep 11, 1984	US	Unisource Worldwide, Inc.
WORLD BOND	73/599004	Registered	1421022	Dec 16, 1986	US	Unisource Worldwide, Inc.

*	Mark is currently registered but Unisource intends to abandon.

State Trademarks

Trademark	Current Status	Registration Number	Registration Date	Jurisdiction	Owner
ACRATHANE	Registered	56079	Apr 29, 1977	California, U.S.	Unisource Worldwide, Inc.
CHEMTROL	Registered	076637	Apr 10, 1985	California, U.S.	Unisource Worldwide, Inc.
CRETE TREAT	Registered	56078	Apr 29, 1977	California, U.S.	Unisource Worldwide, Inc.
GENTLE SCRUB PLUS	Registered	113301	Jun 18, 2008	California, U.S.	Unisource Worldwide, Inc.
GUARD ALL	Registered	102282	Mar 5, 1997	California, U.S.	Unisource Worldwide, Inc.
JOHN	Registered	56084	Apr 29, 1977	California, U.S.	Unisource Worldwide, Inc.
LEM.O.QUAT	Registered	100584	Oct 23, 1995	California, U.S.	Unisource Worldwide, Inc.
MALGON	Registered	100145	Jun 2, 1995	California, U.S.	Unisource Worldwide, Inc.

Trademark	Current Status	Registration Number	Registration Date	Jurisdiction	Owner
MINT-O-QUAT	Registered	100585	Oct 23, 1995	California, U.S.	Unisource Worldwide, Inc.
NICE ‘N’ SOFT	Registered	56086	Apr 29, 1977	California, U.S.	Unisource Worldwide, Inc.
ONE COAT	Registered	55417	Dec 7, 1976	California, U.S.	Unisource Worldwide, Inc.
PINE-O-QUAT	Registered	100582	Oct 23, 1995	California, U.S.	Unisource Worldwide, Inc.
PINK VELVET	Registered	55418	Dec 7, 1976	California, U.S.	Unisource Worldwide, Inc.
REBOUND	Registered	78037	Aug 1, 1985	California, U.S.	Unisource Worldwide, Inc.
RIM	Registered	56082	Apr 29, 1977	California, U.S.	Unisource Worldwide, Inc.
SANI-BRITE	Registered	102359	Mar 25, 1997	California, U.S.	Unisource Worldwide, Inc.
SANI-SORB BITS	Registered	56085	Apr 29, 1977	California, U.S.	Unisource Worldwide, Inc.
SCUM CLEAN	Registered	102278	Mar 5, 1997	California, U.S.	Unisource Worldwide, Inc.
SEPTOPHENE	Registered	55419	Dec 7, 1976	California, U.S.	Unisource Worldwide, Inc.

xpedx

Registered Trademarks

United States Trademarks

Trademark	Appl. #	Status	Reg. #	File Date	Reg. Date	Jurisdiction	Owner
3-D box design (Fidelity Container)	73/144274	Registered	1107248	11-Oct-1977	28-Nov-1978	United States	xpedx, LLC
AIRWAVES	77/528983	Registered	3729393	23-Jul-2008	22-Dec-2009	United States	xpedx, LLC
ARVEY	77/551166	Registered	3580436	20-Aug-2008	24-Feb-2009	United States	xpedx, LLC
BALBOA	73/566693	Registered	1395689	4-Nov-1985	3-Jun-1986	United States	xpedx, LLC

Trademark	Appl. #	Status	Reg. #	File Date	Reg. Date	Jurisdiction	Owner
BEYOND DISTRIBUTION	85/022701	Registered	4035835	26-Apr-2010	4-Oct-2011	United States	xpedx, LLC
BULKLEY DUNTON	77/533608	Registered	3580382	29-Jul-2008	24-Feb-2009	United States	xpedx, LLC
CENTRAL LEWMAR	77/420699	Registered	3790702	13-Mar-2008	18-May-2010	United States	xpedx, LLC
CENTRAL MARQUARDT	77/678964	Registered	3948301	26-Feb-2009	19-Apr-2011	United States	xpedx, LLC
COPY CALIFORNIA & design	77/449242	Registered	3677396	16-Apr-2008	1-Sep-2009	United States	xpedx, LLC
DISCOVER	77/318920	Registered	3457602	1-Nov-2007	1-Jul-2008	United States	xpedx, LLC
DISTRIBUTION EXCELLENCE	85/539657	Registered	4348260	12-Feb-2012	4-Jun-2013	United States	xpedx, LLC
ENDURANCE	78/919592	Registered	3304713	29-Jun-2006	2-Oct-2007	United States	xpedx, LLC
GLOBAL REACH. LOCAL EXPERTISE.	85/418506	Registered	4343238	9-Sep-2011	28-May-2013	United States	xpedx, LLC
HEALTHCARE FACILITY ADVISOR	85/7669196	Registered	4303089	1-Nov-2012	12-Mar-2013	United States	xpedx, LLC
HEALTHY BUILDINGS. HEALTHY PEOPLE.	85/022714	Registered	3963409	26-Apr-2010	17-May-2011	United States	xpedx, LLC
HEALTHY CAMPUS. HEALTHY STUDENTS.	85/022722	Registered	3959599	26-Apr-2010	10-May-2011	United States	xpedx, LLC
HEALTHY FACILITY. HEALTHY PEOPLE.	85/71616	Registered	4342682	5-Nov-2012	28-May-2013	United States	xpedx, LLC
IF IT’S PAPER	77/551171	Registered	3580437	20-Aug-2008	24-Feb-2009	United States	xpedx, LLC
JEFFERSON	73/628435	Registered	1435118	4-Nov-1986	31-Mar-1987	United States	xpedx, LLC
JET TASK	85/704161	Registered	4289172	15-Aug-2012	12-Feb-2013	United States	xpedx, LLC
KEEPS ON RUNNING	78/505722	Registered	3245386	26-Oct-2004	22-May-2007	United States	xpedx, LLC
KNOW TO GROW	85/305756	Registered	4250803	27-Apr-2011	27-Nov-2012	United States	xpedx, LLC
Making Not-for-Resale Good for Retail	78/433612	Registered	3074601	11-Jun-2004	28-Mar-2006	United States	xpedx, LLC
MATRIX	74/312524	Registered	1772970	10-Sep-1992	25-May-1993	United States	xpedx, LLC
MATRIX & design	73/685618	Registered	1491118	11-Sep-1987	7-Jun-1988	United States	xpedx, LLC

Trademark	Appl. #	Status	Reg. #	File Date	Reg. Date	Jurisdiction	Owner
MSDSONFILE	78/919569	Registered	3383619	29-Jun-2006	12-Feb-2008	United States	xpedx, LLC
NATIONWIDE PAPERS	78/278452	Registered (but not maintained)	2865197	24-Jul-2003	20-Jul-2004	United States	xpedx, LLC
PACKAGING EXPERTISE	85/022707	Registered	4068078	26-Apr-2010	6-Dec-2011	United States	xpedx, LLC
PARK AVENUE	75/359069	Registered	2287030	18-Sep-1997	19-Oct-1999	United States	xpedx, LLC
PLAN TO GROW	85/523778	Registered	4427081	24-Jan-2012	19-Nov-2013	United States	xpedx, LLC
PREPSCHOOL	78/517685	Registered (but not used)	3254138	16-Nov-2004	19-Jun-2007	United States	xpedx, LLC
PROCESS FOR PROFIT	85/461116	Registered	4121986	25-Aug-2010	3-Apr-2012	United States	xpedx, LLC
REDISTRIBUTING SUCCESS	77/533294	Registered	3580379	29-Jul-2008	24-Feb-2009	United States	xpedx, LLC
REGENCY	73/267111	Registered	1194567	20-Jun-1980	4-May-1982	United States	xpedx, LLC
REGENCY	74/576634	Registered	2044282	22-Sep-1994	11-Mar-1997	United States	xpedx, LLC
RELIABLE	74/434346	Registered	1857660	9-Sep-1993	11-Oct-1994	United States	xpedx, LLC
RELIABLE	75/406663	Registered	2258069	17-Dec-1997	29-Jun-1999	United States	xpedx, LLC
RESPONSIBLE EFFORTS SUSTAINABLE RESULTS	85/308027	Registered	4090175	29-Apr-2011	24-Jan-2012	United States	xpedx, LLC
ROOM TO GROW	85/305815	Registered	4250804	27-Apr-2011	27-Nov-2012	United States	xpedx, LLC
SAALFELD	77/533249	Registered	3662836	29-Jul-2008	4-Aug-2009	United States	xpedx, LLC
SAALFELD REDISTRIBUTION	78/121036	Registered	2721432	11-Apr-2002	3-Jun-2003	United States	xpedx, LLC
SAALFELD & logo	77/533278	Registered	3580378	29-Jul-2008	24-Feb-2009	United States	xpedx, LLC
SELECT SUPPLIES	77/389661	Registered	3613484	6-Feb-2008	28-Apr-2009	United States	xpedx, LLC
SEVILLE	75/103700	Registered	2126228	14-May-1996	30-Dec-1997	United States	xpedx, LLC
SPRING GROVE	77/891106	Registered	3821616	11-Dec-2009	20-Jul-2010	United States	xpedx, LLC
SPRING GROVE	85/126694	Registered	4180018	10-Sep-2010	24-Jul-2012	United States	xpedx, LLC
STRATEGIC PAPER GROUP	77/420879	Registered	3793721	13-Mar-2008	25-May-2010	United States	xpedx, LLC
TOWER	77/421100	Registered	3815010	13-Mar-2008	6-Jul-2010	United States	xpedx, LLC

Trademark	Appl. #	Status	Reg. #	File Date	Reg. Date	Jurisdiction	Owner
TOWER	77/421128	Registered	3815011	13-Mar-2008	6-Jul-2010	United States	xpedx, LLC
TUFFLEX	73/729823	Registered	1559007	20-May-1988	3-Oct-1989	United States	xpedx, LLC
TUFFLEX	78/092357	Registered	2931532	8-Nov-2001	8-Mar-2005	United States	xpedx, LLC
VAST	78/844306	Registered	3459556	23-Mar-2006	1-Jul-2008	United States	xpedx, LLC
VECTOR	77/192790	Registered	3603233	30-May-2007	7-Apr-2009	United States	xpedx, LLC
WHITEMAN TOWER	77/420925	Registered	3796254	13-Mar-2008	1-Jun-2010	United States	xpedx, LLC
xpedx	75/338647	Registered	2302556	11-Aug-1997	21-Dec-1999	United States	xpedx, LLC
xpedx	77/148115	Registered	3544289	4-Apr-2007	9-Dec-2008	United States	xpedx, LLC
xpedx (stylized)	75/385302	Registered	2366730	3-Nov-1997	11-Jul-2000	United States	xpedx, LLC
xpedx (stylized)	77/148101	Registered	3544739	4-Apr-2007	30-Dec-2008	United States	xpedx, LLC
xpedx (stylized)	77/192826	Registered	3544371	30-May-2007	9-Dec-2008	United States	xpedx, LLC
xpedx.com & circle design	77/192871	Registered	3550962	30-May-2007	23-Dec-2008	United States	xpedx, LLC
Z ZELLERBACH (design)	78/152601	Registered	2879118	9-Aug-2002	31-Aug-2004	United States	xpedx, LLC
ZELLERBACH	73/761563	Registered	1554218	2-Nov-1988	29-Aug-1989	United States	xpedx, LLC

State Trademarks

Trademark	Appl. #	Status	Reg. #	File Date	Reg. Date	Jurisdiction	Owner
SAALFELD REDISTRIBUTION COMPANY		Registered (as a trade name)	10688500		29-Feb-2004	State of North Dakota	xpedx, LLC
SAALFELD REDISTRIBUTION COMPANY		Registered (as a trade name)	2004-462658		25-Feb-2004	State of Wyoming	xpedx, LLC
xpedx		Registered (as a trade name)	10073389		06-Jul-2005	State of Nebraska	xpedx, LLC
xpedx		Registered (as a trade name)	13228300		27-Mar-2003	State of North Dakota	xpedx, LLC
ZELLERBACH		Registered (as a trade name)	2005-00494725		16-Jun-2005	State of Wyoming	xpedx, LLC

Trademark Applications

United States Trademarks

Trademark	Appl. #	Status	Reg. #	File Date	Reg. Date	Jurisdiction	Owner
BE WELL	86/104420	Pending		29-Oct-2013		United States	xpedx, LLC
MAKE PRINT HAPPEN	86/104384	Pending		29-Oct-2013		United States	xpedx, LLC
RELIABLE	86/094165	Pending		17-Oct-2013		United States	xpedx, LLC
RELIABLE	86/162553	Pending		10-Jan-2014		United States	xpedx, LLC
SPRING GROVE	86/158869	Pending		7-Jan-2014		United States	xpedx, LLC
TUFFLEX	86/104464	Pending		29-Oct-2013		United States	xpedx, LLC
WHAT TO GROW	85/733016	Pending		19-Sep-2012		United States	xpedx, LLC
VERITIV	86/281798	Pending		15-May-2014		United States	xpedx, LLC
VERITIV	86/281807	Pending		15-May-2014		United States	xpedx, LLC
VERITIV	86/281822	Pending		15-May-2014		United States	xpedx, LLC
VERITIV	86/281828	Pending		15-May-2014		United States	xpedx, LLC
VERITIV	86/281833	Pending		15-May-2014		United States	xpedx, LLC
VERITIV	86/281841	Pending		15-May-2014		United States	xpedx, LLC
VERITIV	86/281849	Pending		15-May-2014		United States	xpedx, LLC
VERITIV	86/281853	Pending		15-May-2014		United States	xpedx, LLC

Common Law Trademarks

Trademark	Appl. #	Status	Reg. #	File Date	Reg. Date	Jurisdiction	Owner
MAKING BUSINESS BETTER		Common Law				United States	xpedx, LLC
PACKAGE DESIGN AND ENGINEERING		Common Law				United States	xpedx, LLC
SHOWCASE		Common Law				United States	xpedx, LLC
THE PERFECT ORDER		Common Law				United States	xpedx, LLC

3.	Copyrights

Unisource Worldwide, Inc.

Country	Title	Registration No.	Registration Date	Current Owner
U.S.	Our destination : deliver the best value every time	TX0006505943	9/5/2006	Unisource Worldwide, Inc.
U.S.	Unisource transportation expense and asset management system (TEAM)	Txu001110740	5/22/2003	Unisource Worldwide, Inc.
U.S.	Unisource … annual report	TX0004443349	1/2/1997	Unisource Worldwide, Inc.
U.S.	SMART program : source code	TXu000754655	8/15/1996	Unisource Worldwide, Inc.
U.S.	Dashboard measurements : owner’s manual for operational excellence	TXu001029956	6/11/2001	Unisource Worldwide, Inc.
U.S.	INTEG.PRG / O. Palumbo, Jr., & R. Milazzo	TX0004786394	4/27/1998	Unisource Worldwide, Inc.
U.S.	Welcome to Unisource Worldwide, Inc.	TX0004688089	12/23/1997	Unisource Worldwide, Inc.
U.S.	Websource web finder.	TXu000239444	5/19/1986	Paper Corporation of America*
U.S.	RourkeEno direct connect.	TX0003470690	7/6/1992	Paper Corporation of America*
U.S.	Dictionary of graphic arts terms / [compiled and designed by Kathleen M. Jackson].	TX0001832041	3/18/1986	Paper Corporation of America*

*	To be updated in U.S. Copyright Office. Paper Corporation of America is a prior name of Unisource Worldwide, Inc.

xpedx

Country	Title	Registration No.	Registration Date	Publication Date/ Year of Creation	Owner
U.S.	xpedx Supplier Scorecard Analysis	TX0007543216	5/21/2012	3/31/2012	xpedx, LLC
U.S.	xpedx Supplier Sustainability Report	TX0007543219	5/21/2012	3/31/2012	xpedx, LLC

Material Registered Patent, Copyright, and Trademark Licenses

1.	Material Patent Licenses

Unisource Worldwide, Inc.

•	Amended and Restated License Agreement dated August 1, 2012 between Smart Planet Technologies, Inc. and Unisource Worldwide, Inc. regarding use of EarthBoard and related marks and patented technology.

•	Sublicense Agreement dated May 21, 2012 between Quickbox, LLC and Unisource Worldwide, Inc. regarding use of certain patent rights.

•	Patent License Agreement dated September 1, 2011 between Webvention LLC and Unisource Worldwide, Inc. regarding use of certain patent rights.

•	Settlement & License Agreement dated August 23, 2001 between Georgia-Pacific Corporation and Lemelson Medical, Education and Research Foundation Limited Partnership (“Lemelson”) wherein Georgia-Pacific Corporation has a non-exclusive license agreement with Lemelson covering use of “machine version” and “auto identification” equipment. The agreement permits Georgia-Pacific Corporation to provide rights to entities it divests.

•	Patent Sublicense Agreement dated November 2002 between Unisource Worldwide, Inc. and Georgia-Pacific Corporation regarding sublicense of Lemelson Medical, Education and Research Foundation Limited Partnership U.S. patents covering use of “machine vision” and “auto identification” equipment.

•	Patent Settlement Agreement dated June 22, 2012 between Lantech.com, LLC, Arpac, L.P. and Unisource Worldwide, Inc. regarding infringement of Lantech patents on certain stretch wrapping-related devices.

•	License Agreement dated January 1, 2004 between Unisource Worldwide, Inc. and Unisource Canada, Inc. regarding intercompany license of intellectual property rights.

xpedx

None.

2.	Material Trademark Licenses

Unisource Worldwide, Inc.

•	Letter of Understanding dated May 20, 2013 between Domtar and Unisource regarding Whitehall brand.

•	Letter of Understanding dated May 20, 2013 between Domtar and Unisource regarding Starbrite Opaque brand.

•	License Agreement dated August 30, 2011 between TerraChoice Group Inc. and Unisource Worldwide, Inc. regarding use of EcoLogo marks on certain products.

•	Various private brand supplier agreements in which Unisource contracts for the manufacture of products bearing Unisource trademarks.

•	Other agreements related to third party certification marks used in connection with certain products – i.e., FSC.

•	Trademark Agreement dated May 6, 2005 between Buckeye International, Inc. and Unisource Worldwide, Inc. regarding phase out of LIBERATE by Unisource Worldwide, Inc. for use with a degreaser product.

•	Consent Agreement dated as of April 27, 2005 among BRT, Inc., Unisource Worldwide, Inc., Unisource Canada, Inc. and Nordic Paper AS limiting use of NORDICPAPER by Nordic Paper AS for grease proof paper products, and related notice dated June 2, 2005 from the United States Patent and Trademark Office.

•	Settlement agreement dated October 26, 1999 between BRT, Inc. and Grupo Unisource et al. pertaining to title and use of the mark UNISOURCE, wherein Grupo Unisource ceased using the mark.

•	Settlement Agreement dated March 26, 1999 between Unisource Worldwide, Inc. et al. and Unisource Business Products, Inc. (“UBP”) et al. concerning UBP’s use of the mark UNISOURCE.

•	Settlement Agreement dated November 12, 1998 between Ashland Chemicals Co. (“Ashland”) and Unisource Worldwide, Inc. and BRT, Inc. concerning Ashland’s use of ONE SOURCE, MANY SOLUTIONS.

•	Agreement dated August 3, 1994 between Unisource Inc. (“UI”) and Unisource Worldwide, Inc. (“UWW”) corresponding to a preliminary injunction granted in Cause No. 94-CV-01235 (USDC E. Missouri) to UWW against UI ordering UI to cease use of the name UNISOURCE.

•	Final Judgment Upon Consent dated April 17, 2000 permanently enjoining David Pressley d/b/a Paperplus from further use of “www.paperplus.com” website.

•	License Agreement dated January 1, 2004 between Unisource Worldwide, Inc. and Unisource Canada, Inc. regarding intercompany license of intellectual property rights.

xpedx

•	Exclusive license of ARVEY trademark and arveystores.com and arveystores.net domain names to TJMJ, Inc.

3.	Material Copyright Licenses

Unisource Worldwide, Inc.

•	Letter Agreement between Georgia-Pacific Corporation and Unisource Worldwide, Inc., dated February 25, 2005 regarding use of copyrighted materials known as the Leased Systems Cost and Use Calculator.

•	Source Code License Agreement dated June 8, 2006 between Unisource Worldwide, Inc. and Syngistix, Inc. (for purchase of customized source code to SFD/Unibuy warehouse management application).

•	Source Code License Option Exercise and Transition Services Agreement effective February 12, 2013 between Unisource and Donachie Fenton & Associates, Inc. (for purchase of customized source code to the DLOC+/WMS warehouse management application).

•	Oracle Corp., Software License and Services Agreement dated June 26, 1997 (as amended and supplemented via ordering documents) for Oracle Database Enterprise Edition, Partitioning, and Discoverer Desktop Edition, and Hyperion (ERP).

•	Salesforce.com, Inc. - Master Subscription Agreement effective February 1, 2009, as amended and supplemented via ordering documents).

•	License Agreement dated January 1, 2004 between Unisource Worldwide, Inc. and Unisource Canada, Inc. regarding intercompany license of intellectual property rights.

•	Microsoft Enterprise Agreement, Enterprise Enrollment (Direct), and Enterprise Amendment, effective February 1, 2013, agreement number E1936030.

xpedx

None.

Schedule 6

Commercial Tort Claims

None.

Schedule 7

Letter-of-Credit Rights

None.

1

Annex 1 to

U.S. Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT2

The undersigned hereby acknowledges receipt of a copy of the U.S. Guarantee and Collateral Agreement, dated as of July [—], 2014 (the “Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement or the ABL Credit Agreement referred to therein, as the case may be), made by the U.S. Granting Parties party thereto in favor of Bank of America, N.A., as Administrative Agent and ABL Collateral Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

The undersigned will be bound by the terms of the Agreement applicable to it as an Issuer (as defined in the Agreement) and will comply with such terms insofar as such terms are applicable to the undersigned as an Issuer.

The undersigned will notify the ABL Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 of the Agreement.

The terms of subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

[2]	This consent is necessary only with respect to any Issuer that is not also a U.S. Granting Party.

Annex 1-1

Annex 2 to

U.S. Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [            ] [    ], 20[    ], made by [                                        ], a [                    ] corporation (the “Additional U.S. Granting Party”), in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “ABL Collateral Agent”) and as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions from time to time party to the ABL Credit Agreement referred to below and the other Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement). All capitalized terms not defined herein shall have the meaning ascribed to them in such U.S. Guarantee and Collateral Agreement referred to below, or if not defined therein, in the ABL Credit Agreement.

W I T N E S S E T H:

WHEREAS, XPEDX INTERMEDIATE, LLC, a Delaware limited liability company (together with its successors and assigns, the “Parent Borrower”), XPEDX, LLC, a New York limited liability company, the several banks and other financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent, the ABL Collateral Agent, and the other parties thereto are parties to an ABL Credit Agreement, dated as of July [—], 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”);

WHEREAS, in connection with the ABL Credit Agreement, VERITIV CORPORATION, a Delaware corporation (“Holding”), the Parent Borrower, and certain of the Parent Borrower’s Subsidiaries are, or are to become, parties to the U.S. Guarantee and Collateral Agreement, dated as of July [—], 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “U.S. Guarantee and Collateral Agreement”), in favor of the ABL Collateral Agent, for the benefit of the Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement);

WHEREAS, the Additional U.S. Granting Party is a member of an affiliated group of companies that includes the Parent Borrower and each other U.S. Granting Party; the proceeds of the extensions of credit under the ABL Credit Agreement will be used in part to enable the Parent Borrower to make valuable transfers to one or more of the other U.S. Granting Parties (including the Additional U.S. Granting Party) in connection with the operation of their respective businesses; and the Parent Borrower and the other U.S. Granting Parties (including the Additional U.S. Granting Party) are engaged in related businesses, and each such U.S. Granting Party (including the Additional U.S. Granting Party) will derive substantial direct and indirect benefit from the making of the extensions of credit under the ABL Credit Agreement;

WHEREAS, the ABL Credit Agreement requires the Additional U.S. Granting Party to become a party to the U.S. Guarantee and Collateral Agreement; and

WHEREAS, the Additional U.S. Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the U.S. Guarantee and Collateral Agreement;

Annex 2-1

NOW, THEREFORE, IT IS AGREED:

1. U.S. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional U.S. Granting Party, as provided in subsection 9.15 of the U.S. Guarantee and Collateral Agreement, hereby becomes a party to the U.S. Guarantee and Collateral Agreement as a U.S. Granting Party thereunder with the same force and effect as if originally named therein as a [U.S. Guarantor] [U.S. Grantor and U.S. Pledgor] [and U.S. Grantor] [and U.S. Pledgor]3 and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a [U.S. Guarantor] [U.S. Grantor and U.S. Pledgor] [and U.S. Grantor] [and U.S. Pledgor]4 thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [                    ] to the U.S. Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. The Additional U.S. Granting Party hereby represents and warrants that each of the representations and warranties of such Additional U.S. Granting Party, in its capacities as a [U.S. Guarantor] [U.S. Grantor and U.S. Pledgor] [and U.S. Grantor] [and U.S. Pledgor],5 contained in Section 4 of the U.S. Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date. Each Additional U.S. Granting Party hereby grants, as and to the same extent as provided in the U.S. Guarantee and Collateral Agreement, to the ABL Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the [Collateral (as such term is defined in subsection 3.1 of the U.S. Guarantee and Collateral Agreement) of such Additional U.S. Granting Party] [and] [the Pledged Collateral (as such term is defined in the U.S. Guarantee and Collateral Agreement) of such Additional U.S. Granting Party, except as provided in subsection 3.3 of the U.S. Guarantee and Collateral Agreement].

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[3]	Indicate the capacities in which the Additional U.S. Granting Party is becoming a U.S. Grantor.
[4]	Indicate the capacities in which the Additional U.S. Granting Party is becoming a U.S. Grantor.
[5]	Indicate the capacities in which the Additional U.S. Granting Party is becoming a U.S. Grantor.

Annex 2-2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL U.S. GRANTING PARTY]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

BANK OF AMERICA, N.A., as ABL Collateral Agent and Administrative Agent

By:
Name:
Title:

Annex 2-3

Annex 3 to

U.S. Guarantee and Collateral Agreement

SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT, dated as of [            ] [    ], 20[    ], made by [                                        ], a [                    ] corporation (the “Additional U.S. Pledgor”), in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “ABL Collateral Agent”) and as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions from time to time party to the ABL Credit Agreement referred to below and the other Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement). All capitalized terms not defined herein shall have the meaning ascribed to them in such U.S. Guarantee and Collateral Agreement referred to below, or if not defined therein, in the ABL Credit Agreement.

W I T N E S S E T H:

WHEREAS, XPEDX INTERMEDIATE, LLC a Delaware limited liability company (together with its successors and assigns, the “Parent Borrower”), XPEDX, LLC, a New York limited liability company, the several banks and other financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, and the other parties thereto are parties to an ABL Credit Agreement, dated as of July [—], 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”);

WHEREAS, in connection with the ABL Credit Agreement, VERITIV CORPORATION, a Delaware corporation (“Holding”), the Parent Borrower and certain of the Parent Borrower’s Subsidiaries are, or are to become, parties to the U.S. Guarantee and Collateral Agreement, dated as of July [—], 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “U.S. Guarantee and Collateral Agreement”), in favor of the ABL Collateral Agent, for the benefit of the Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement);

WHEREAS, the ABL Credit Agreement requires the Additional U.S. Pledgor to become a U.S. Pledgor under the U.S. Guarantee and Collateral Agreement with respect to Capital Stock of certain new Subsidiaries of the Additional U.S. Pledgor; and

WHEREAS, the Additional U.S. Pledgor has agreed to execute and deliver this Supplemental Agreement in order to become such a U.S. Pledgor under the U.S. Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. U.S. Guarantee and Collateral Agreement. By executing and delivering this Supplemental Agreement, the Additional U.S. Pledgor, as provided in subsection 9.15 of the U.S. Guarantee and Collateral Agreement, hereby becomes a U.S. Pledgor under the U.S. Guarantee and Collateral Agreement with respect to the shares of Capital Stock of the Subsidiary of the Additional U.S. Pledgor listed in Annex 1-A hereto, and will be bound by all terms, conditions and duties applicable to a U.S. Pledgor under the U.S. Guarantee and Collateral Agreement, as a U.S. Pledgor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 2 to the U.S. Guarantee and Collateral Agreement, and such Schedule 2 is hereby amended and modified to include such information.

1-A-1 to Annex 3

2. GOVERNING LAW. THIS SUPPLEMENTAL AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

1-A-2 to Annex 3

IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL U.S. PLEDGOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof by: BANK OF AMERICA, N.A., as ABL Collateral Agent and Administrative Agent

By:
Name:
Title:

1-A-3 to Annex 3

Annex 4 to

U.S. Guarantee and Collateral Agreement

JOINDER AND RELEASE

JOINDER AND RELEASE, dated as of [                 ], [        ] (this “Joinder”) by and among [                    ] (“Assignor”), [                    ] (“Assignee”) and BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “ABL Collateral Agent”) and as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions from time to time parties to the Credit Agreement referred to below and for the other Secured Parties (as defined below). All capitalized terms not defined herein shall have the meanings ascribed to them in the U.S. Guarantee and Collateral Agreement referred to below.

W I T N E S S E T H:

WHEREAS, XPEDX INTERMEDIATE, LLC a Delaware limited liability company (together with its successors and assigns, the “Parent Borrower”), XPEDX, LLC, a New York limited liability company (together with its successors and assigns, the “OpCo Borrower”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent, the ABL Collateral Agent, and the other parties thereto are parties to an ABL Credit Agreement, dated as of July [—], 2014 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”);

WHEREAS, in connection with the ABL Credit Agreement, Assignor (as the direct parent of the Parent Borrower), the Parent Borrower and certain other subsidiaries of the Parent Borrower entered into the U.S. Guarantee and Collateral Agreement, dated as of July [—], 2014 (the “U.S. Guarantee and Collateral Agreement”) by and among Assignor, the Parent Borrower, certain of the Parent Borrower’s Subsidiaries and the ABL Collateral Agent, pursuant to which, among other things, they agreed to jointly and severally, unconditionally and irrevocably, guarantee all of the obligations of the Parent Borrower under the ABL Credit Agreement and grant security interests in and pledge property and assets, including the Pledged Collateral, in favor of the ABL Collateral Agent, for the benefit of the Secured Parties;

WHEREAS, Assignee is acquiring from Assignor all of the Capital Stock of the Parent Borrower;

WHEREAS, in connection therewith, subsection 9.16(e) of the U.S. Guarantee and Collateral Agreement requires Assignee to assume all of the obligations of Assignor under the U.S. Guarantee and Collateral Agreement and the other Loan Documents to which Assignor is a party; and

WHEREAS, upon the assumption of Assignor’s obligations by Assignee, the Assignor shall be automatically released from its obligations under the U.S. Guarantee and Collateral Agreement and any other instrument or document furnished pursuant thereto, and pursuant to subsection 9.16(e) of the U.S. Guarantee and Collateral Agreement the ABL Collateral Agent shall, among other things, take such actions as may be reasonably requested to evidence such release.

Annex 4-1

NOW, THEREFORE, IT IS AGREED:

4.	By executing and delivering this Joinder, Assignee hereby expressly assumes all of the obligations of Assignor under the U.S. Guarantee and Collateral Agreement and each other Loan Document to which Assignor is a party and agrees that it will be bound by the provisions of the U.S. Guarantee and Collateral Agreement and such other Loan Documents. Pursuant to subsection 9.16(e) of the U.S. Guarantee and Collateral Agreement, Assignee hereby succeeds to, and is substituted for, and shall exercise every right and power of, Assignor under the U.S. Guarantee and Collateral Agreement and the other Loan Documents to which Assignor is a party, and shall be thereafter be deemed to be “Holding” for purposes of the U.S. Guarantee and Collateral Agreement and the other Loan Documents and a “U.S. Guarantor,” “U.S. Granting Party” and “U.S. Pledgor” for purposes of the U.S. Guarantee and Collateral Agreement as if originally named therein and the Assignor is hereby expressly, irrevocably and unconditionally discharged from all debts, obligations, covenants and agreements under the U.S. Guarantee and Collateral Agreement and the other Loan Documents to which it is a party. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [ ] to the U.S. Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information.

5.	The ABL Collateral Agent hereby confirms and acknowledges the release of Assignor from its Guarantee and all other obligations under the U.S. Guarantee and Collateral Agreement and all other obligations thereunder and under the other Loan Documents.

6.	The ABL Collateral Agent hereby confirms and acknowledges that the Lien pursuant to the U.S. Guarantee and Collateral Agreement on all Security Collateral of Assignor, and any Lien pursuant to any other Loan Document on the property or assets of Assignor, has been automatically released.

7.	Assignee hereby represents and warrants that each of the representations and warranties made by Assignee, in its capacity as a U.S. Guarantor, U.S. Grantor and U.S. Pledgor, in each case solely with respect to the representations and warranties made by Holding, contained in Section 4 of the U.S. Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date. Assignee hereby grants, as and to the same extent as provided in the U.S. Guarantee and Collateral Agreement, to the ABL Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the Pledged Collateral (as such term is defined in the U.S. Guarantee and Collateral Agreement) of Assignee, except as provided in subsection 3.3 of the U.S. Guarantee and Collateral Agreement and with the limitations as applicable to Holding.

8.	GOVERNING LAW. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Annex 4-2

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

BANK OF AMERICA, N.A. as ABL Collateral Agent and Administrative Agent

By:
Name:
Title:

Annex 4-3